                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

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     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            ALLEGHANY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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

                             ALLEGHANY CORPORATION
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 22, 2005 AT 10:00 A.M., LOCAL TIME
                            ------------------------

                         HARVARD CLUB OF NEW YORK CITY
                              35 WEST 44TH STREET
                               NEW YORK, NEW YORK

     Notice is hereby given that the 2005 Annual Meeting of Stockholders of Alleghany Corporation (the "Company") will be held at the Harvard Club of New York City, 35 West 44th Street, New York, New York on Friday, April 22, 2005 at 10:00 a.m., local time, for the following purposes:

     1. To elect one director for a term expiring in 2006 and three directors for terms expiring in 2008.

     2. To consider and take action upon a proposal to approve the Company's 2005 Directors' Stock Plan.

     3. To consider and take action upon a proposal to approve the Company's 2005 Management Incentive Plan.

     4. To consider and take action upon a proposal to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year 2005.

     5. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Holders of common stock of the Company are entitled to vote for the election of directors and on each of the other matters set forth above.

     The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on March 1, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2005 Annual Meeting and any adjournments thereof.

     You are cordially invited to be present. Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by voting at the 2005 Annual Meeting in person.

                                              By order of the Board of Directors

                                                        ROBERT M. HART
                                                Senior Vice President, General
                                                    Counsel and Secretary
March 9, 2005

                             ALLEGHANY CORPORATION
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152

                                PROXY STATEMENT
                            ------------------------

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 2005

                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alleghany Corporation (the "Company") from holders of the Company's outstanding shares of common stock ("Common Stock") entitled to vote at the 2005 Annual Meeting of Stockholders of the Company (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials are being mailed to stockholders on or about March 18, 2005.

     The Board of Directors has fixed the close of business on March 1, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, said meeting. Holders of Common Stock are entitled to one vote for each share held of record on the record date with respect to each matter to be acted on at the 2005 Annual Meeting.

     On March 1, 2005, 7,689,927 shares of Common Stock were outstanding and entitled to vote. The number of shares of Common Stock as of March 1, 2005, and the share ownership information provided elsewhere herein, do not include shares to be issued by the Company in respect of the dividend of one share of Common Stock for every 50 shares of Common Stock outstanding to be paid by the Company on April 22, 2005 to stockholders of record at the close of business on April 1, 2005.

                             PRINCIPAL STOCKHOLDERS

     As of March 1, 2005, approximately 34.8 percent* of the Company's outstanding Common Stock was believed to be beneficially owned by F.M. Kirby, Allan P. Kirby, Jr., their sister, Grace Kirby Culbertson, and the estate or one or more beneficiaries of the estate of Ann Kirby Kirby, the sister of Messrs. Kirby and Mrs. Culbertson, primarily through a number of family trusts.
---------------

 *  See Note (4) on page 3.

     The following table sets forth, as of March 1, 2005, the beneficial ownership of Common Stock of certain persons believed by the Company to be the beneficial owners of more than five percent of the Company's outstanding Common Stock.

                                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                        ---------------------------------------------------------------
                                           SOLE VOTING      SHARED VOTING POWER
NAME AND ADDRESS                        POWER AND/OR SOLE      AND/OR SHARED                   PERCENT
OF BENEFICIAL OWNER                     INVESTMENT POWER     INVESTMENT POWER       TOTAL      OF CLASS
-------------------                     -----------------   -------------------   ---------    --------
F.M. Kirby............................       316,683              689,071         1,005,754(1)   13.1
  17 DeHart Street
  P.O. Box 151
  Morristown, NJ 07963
Allan P. Kirby, Jr. ..................       540,715                   --           540,715(2)    7.0
  14 E. Main Street
  P.O. Box 90
  Mendham, NJ 07945
Grace Kirby Culbertson................       158,983              257,383           416,366(3)    5.4
  Blue Mill Road
  Morristown, NJ 07960
Estate of Ann Kirby Kirby.............       317,881              392,786           710,667(4)    9.2
  c/o Carter, Ledyard & Milburn LLP
  2 Wall Street
  New York, NY 10005
Franklin Mutual Advisers, LLC.........       743,118                   --           743,118(5)    9.7
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078
Royce & Associates, LLC...............       468,208                   --           468,208(6)    6.1
  1414 Avenue of the Americas
  New York, NY 10019

---------------

(1) Includes 110,344 shares of Common Stock held by F.M. Kirby as sole trustee of trusts for the benefit of his children; 486,759 shares held by a trust of which Mr. Kirby is co-trustee and primary beneficiary; and 202,312 shares held by trusts for the benefit of his children and his children's descendants as to which Mr. Kirby was granted a proxy and, therefore, had shared voting power. Mr. Kirby disclaims beneficial ownership of the Common Stock held for the benefit of his children and for the benefit of his children and his children's descendants. Mr. Kirby held 206,339 shares directly.

(2) Includes 305,655 shares held by a trust of which Allan P. Kirby, Jr. is co-trustee (with the final right to vote) and beneficiary; and 13,511 shares issuable under stock options granted pursuant to the Amended and Restated Directors' Stock Option Plan and the 2000 Directors' Stock Option Plan (the "2000 Directors' Plan"). Mr. Kirby held 221,549 shares directly.

(3) Includes 47,163 shares of Common Stock held by Grace Kirby Culbertson as co-trustee of trusts for the benefit of her children; and 210,220 shares held by trusts for the benefit of Mrs. Culbertson and her descendants, of which Mrs. Culbertson is co-trustee. Mrs. Culbertson held 158,983 shares directly.

(4) Prior to her death in 1996, Ann Kirby Kirby had disclaimed being a controlling person or member of a controlling group with respect to the Company, and had declined to supply information with respect to her ownership of Common Stock. Since her death, the representatives of the estate of Mrs. Kirby have declined to supply information with respect to ownership of Common Stock by her estate or its beneficiaries; therefore, the Company does not know whether her estate or any beneficiary of her estate beneficially owns more than five percent of its Common Stock. However, Mrs. Kirby filed a statement on Schedule 13D dated April 5, 1982 with the Securities and Exchange Commission reporting beneficial ownership, both direct and indirect through various trusts, of 710,667 shares of the common stock of Alleghany Corporation, a Maryland corporation and the predecessor of the Company ("Old Alleghany"). Upon the liquidation of Old Alleghany in December 1986, stockholders received $43.05 in cash and one share of Common Stock for each share of Old Alleghany common stock. The stock ownership information provided herein as to the estate of Mrs. Kirby is based solely on her statement on Schedule 13D and does not reflect the two-percent stock dividends paid in each of the years 1985 through 1997 and 1999 through 2004 by Old Alleghany or the Company; if Mrs. Kirby, her estate and her beneficiaries had continued to hold in the aggregate 710,667 shares together with all stock dividends received in consequence through the date hereof, the beneficial ownership reported herein would have increased by 324,629 shares.

(5) According to an amendment dated February 14, 2005 to a Schedule 13G statement filed by Franklin Mutual Advisers, LLC ("Franklin"), Franklin had sole voting power and sole dispositive power over 743,118 shares. The statement indicated that such shares may be deemed to be beneficially owned by Franklin, an investment advisory subsidiary of Franklin Resources, Inc. ("FRI"), and that, under Franklin's advisory contracts, all voting and investment power over such shares was granted to Franklin. The statement also indicated that Charles B. Johnson and Rupert H. Johnson, Jr. were the principal shareholders of FRI, but beneficial ownership of the shares reported therein are not attributed to FRI or Messrs. Johnson because Franklin exercises voting and investment powers over such shares independently of FRI and Messrs. Johnson. Franklin disclaimed any economic interest in or beneficial ownership of such shares.

(6) According to a Schedule 13G statement dated January 20, 2005 filed by Royce & Associates, LLC ("Royce"), an investment advisor, Royce has sole voting power over 468,208 shares.

                            1. ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation and By-laws, the Board of Directors is divided into three separate classes of directors which are required to be as nearly equal in number as practicable. At each Annual Meeting of Stockholders, one class of directors is elected to a term of three years. Effective December 31, 2004, the Board of Directors authorized an increase in the number of directors from nine to ten directors.

     F.M. Kirby, Rex D. Adams and Weston M. Hicks have been nominated by the Board of Directors for election as directors at the 2005 Annual Meeting, each to serve for a term of three years, until the 2008 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Roger Noall has been nominated by the Board of Directors for election as a director at the 2005 Annual Meeting, to serve for a term of one year, until the 2006 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Noall will then retire from the Board of Directors in accordance with the Company's retirement policy, which is described below under the heading "Compensation of Directors." Messrs. Kirby, Adams and Noall were last elected by the stockholders of the Company at the 2002 Annual Meeting of Stockholders held on April 26, 2002. Mr. Hicks was elected a director of the Company by the Board of Directors effective December 31, 2004, concurrently with his appointment as President and chief executive officer of the Company.

     Proxies in the enclosed form received from holders of Common Stock will be voted for the election of the four nominees named above as directors of the Company unless stockholders indicate otherwise. If any of the foregoing nominees is unable to serve for any reason (which event is not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy unless stockholders indicate otherwise. Directors will be elected by an affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting. Thus, those nominees who receive the highest, second-highest, third-highest and fourth-highest numbers of votes for their election as directors will be elected, regardless of the number of shares that are not voted for the election of such nominees. Shares with respect to which authority to vote for any nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees.

     The following information includes the age, the year in which first elected a director of the Company or Old Alleghany, the principal occupation (in italics), and other public company directorships of each of the nominees named for election as directors, and of the other current directors of the Company whose terms will not expire until 2006 or 2007.


Nominee for election:                                     Chairman of the Board, Alleghany
F.M. Kirby                   [PHOTO of F.M. Kirby]        Corporation. Member of the Executive
Age 85                                                    Committee.
Director since 1958
                                                          Dean Emeritus, Fuqua School of Business at
                                                          Duke University (education); Chairman,
                                                          Public Broadcasting System and Centre for
Nominee for election:                                     Economic Policy Research; director,
Rex D. Adams                [PHOTO of Rex D. Adams]       AMVESCAP PLC and Vintage Petroleum, Inc.;
Age 65                                                    trustee, Committee for Economic
Director since 1999                                       Development, Vera Institute of Justice and
                                                          Woods Hole Oceanographic Institution.
                                                          Member of the Audit Committee.

Nominee for election:
Weston M. Hicks               [PHOTO of Weston M.         President and chief executive officer,
Age 48                               Hicks]               Alleghany Corporation.
Director since 2004

                                                          Retired Executive, KeyCorp (banking);
Nominee for election:                                     Chairman, The Victory Portfolios, The
Roger Noall                  [PHOTO of Roger Noall]       Victory Institutional Funds and The
Age 69                                                    Victory Variable Insurance Funds. Chairman
Director since 1996                                       of the Nominating and Governance Committee
                                                          and member of the Compensation Committee.


John J. Burns, Jr.
Age 73                      [PHOTO of John J. Burns,      Vice Chairman of the Board, Alleghany
Director since 1968                   Jr.]                Corporation; Member of the Executive
Term expires in 2006                                      Committee.

                                                          President and Chief Executive Officer,
Dan R. Carmichael                                         Ohio Casualty Corporation (property and
Age 60                          [PHOTO of Dan R.          casualty insurance); director, Ohio
Director since 1993               Carmichael]             Casualty Corporation and Platinum
Term expires in 2006                                      Underwriters Holdings, Ltd. Chairman of
                                                          the Compensation Committee and member of
                                                          the Audit Committee.

William K. Lavin                                          Financial Consultant; Chairman and
Age 60                        [PHOTO of William K.        Secretary, Novex Systems International,
Director since 1992                  Lavin]               Inc. Chairman of the Audit Committee and
Term expires in 2006                                      member of the Compensation Committee.

Allan P. Kirby, Jr.                                       President, Liberty Square, Inc.
Age 73                         [PHOTO of Allan P.         (investments); management of family and
Director since 1963               Kirby, Jr.]             personal affairs. Chairman of the
Term expires in 2007                                      Executive Committee.

                                                    Retired Chairman and Chief Executive Officer,
                                                    GreenPoint Financial Corp. and its subsidiary
Thomas S. Johnson                                   GreenPoint Bank (banking); director, R.R.
Age 64                      [PHOTO of Thomas S.     Donnelley & Sons Company, North Fork
Director since 1997 and           Johnson]          Bancorporation, Inc., The Phoenix Companies,
for 1992-1993                                       Inc., Federal Home Loan Mortgage Corporation
Term expires in 2007                                and Lower Manhattan Development Corporation.
                                                    Member of the Audit and Nominating and
                                                    Governance Committees.

James F. Will                                       President, Saint Vincent College (education);
Age 66                    [PHOTO of James F. Will]  Member of the Executive and Nominating and
Director since 1992                                 Governance Committees.
Term expires in 2007

     All of the foregoing persons have had the principal occupations indicated throughout the last five years, except as follows. Mr. Adams has been Dean Emeritus at the Fuqua School of Business at Duke University since December 4, 2004; he was a Professor of Business Administration at the Fuqua School of Business from July 1, 2001 through October 1, 2004, and was Dean of the Fuqua School of Business prior thereto. Mr. Hicks was appointed President and chief executive officer of the Company effective December 31, 2004; he was Executive Vice President of the Company from October 7, 2002 through December 30, 2004, was employed by The Chubb Corporation (property and casualty insurance) from March 1, 2001 to October 4, 2002, initially as Senior Vice President and Financial Assistant to the Chairman and subsequently as Chief Financial Officer and Executive Vice President, and prior thereto was Senior Research Analyst (for property-casualty, multiline and health insurance) and Managing Director of J.P. Morgan Securities Inc. (financial services). Mr. Noall was an Executive of KeyCorp until his retirement on March 1, 2000. Mr. Burns retired from his position as President and chief executive officer of the Company effective December 30, 2004. Mr. Burns continues as a director and was appointed Vice Chairman of the Board of the Company, and serves as a non-executive employee of the Company assisting the new President and chief executive officer on investment matters. Mr. Carmichael has been President and Chief Executive Officer of Ohio Casualty Corporation since December 12, 2000, and served as the President and Chief Executive Officer of IVANS, Inc. (communications technology and remarketer) prior thereto. Mr. Johnson was Chairman and Chief Executive Officer of GreenPoint Financial Corp. and its subsidiary GreenPoint Bank until his retirement on December 31, 2004. Mr. Will has been President of Saint Vincent College since July 1, 2000.

Prior thereto, Mr. Will was President and Chief Executive Officer of Armco, Inc. (steel manufacturing and metals processing) until his retirement on September 30, 1999.

     F.M. Kirby and Allan P. Kirby, Jr. are brothers.

     Pursuant to the approval of the Audit Committee of the Board of Directors, on authority delegated by the Board without F.M. Kirby's participation, during 2003 the Company made investments aggregating $10.0 million in an investment fund formed and managed by a limited liability company owned by Jefferson W. Kirby, a son of F.M. Kirby. The limited liability company is entitled to an annual fee equal to 20 percent of certain of the investment gains allocated to an investor's account and a monthly management fee equal to 0.125 percent (1.5 percent annum) of the net assets of an investor's account. In 2004, the Company paid a total of $45,000 in such fees to the limited liability company. In addition, Jefferson W. Kirby is a director of World Minerals Inc., a subsidiary of the Company ("World Minerals"), and in that capacity was paid fees of $19,900 during 2004.

     The Board of Directors held eight meetings in 2004. Each director attended more than 75 percent of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served that were held in 2004. There are two regularly scheduled executive sessions for non-management directors of the Company and one regularly scheduled executive session for independent directors each year. The independent directors, other than committee chairs, preside at these executive sessions on a rotating basis.

     Pursuant to the New York Stock Exchange's listing standards, the Company is required to have a majority of independent directors, and no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. The Board of Directors has determined that Messrs. Adams, Noall, Carmichael, Lavin, Johnson and Will have no material relationship with the Company other than in their capacities as members of the Board and committees thereof, and thus are independent directors of the Company. In the case of Mr. Will, who serves as non-executive Chairman and a member of the Audit Committee of World Minerals, this determination was based upon the non-executive nature of such positions, the level of compensation received by Mr. Will for service in such positions and the insignificance of such compensation to Mr. Will. In the case of the other independent directors, this determination was based upon the fact that none of such directors has any relationship with the Company other than as a director and member of committees of the Board.

     Interested parties may communicate directly with any individual director, the non-management directors as a group or the Board as a whole by mailing such communication to the Secretary of the Company at the Company's principal executive offices (Alleghany Corporation, 375 Park Avenue, New York, NY 10152). Such communications will be delivered unopened (1) if addressed to a director, to the director, (2) if addressed to the non-management directors, to the Chairman of the Nominating and Governance Committee who will report thereon to the non-management directors, or (3) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board.

     The Company does not have a policy with regard to attendance by directors at Annual Meetings of Stockholders. Two directors attended the 2004 Annual Meeting of Stockholders.

     The Executive Committee of the Board of Directors (the "Executive Committee") may exercise certain powers of the Board of Directors regarding the management and direction of the business and affairs of the Company when the Board of Directors is not in session. All action taken by the Executive Committee is reported to, and reviewed by, the Board of Directors. The Executive Committee held no meetings in 2004.

     The Audit Committee of the Board of Directors (the "Audit Committee") is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including approving in advance all audit services and permissable non-audit services to be provided by the independent registered public accounting firm) and for the evaluation of its qualifications, performance and independence. The Audit Committee also reviews and makes reports and recommendations to the Board of Directors with respect to the following matters: (i) the audited consolidated annual financial statements of the Company and its subsidiaries, including the Company's specific disclosures under management's discussion and analysis of financial condition and results of operation and critical accounting policies, to be incorporated in the Company's Annual Report on Form 10-K to the Securities and Exchange Commission, and whether to recommend such incorporation, (ii) the unaudited consolidated quarterly financial statements of the Company and its subsidiaries, including management's discussion and analysis thereof, to be included in the Company's Quarterly Reports on Form 10-Q to the Securities and Exchange Commission, (iii) the Company's policies with respect to risk assessment and risk management, (iv) the adequacy and effectiveness of the Company's internal controls, disclosure controls and procedures and internal auditors, and (v) the quality and acceptability of the Company's accounting policies, including critical accounting policies and practices and the estimates and assumptions used by management in the preparation of the Company's financial statements.

The Audit Committee held eight meetings in 2004. A copy of the Audit Committee Charter is available on the Company's website at www.alleghany.com or may be obtained, without charge, upon written request to the Secretary of the Company at the Company's principal executive offices.

     The current members of the Audit Committee are Messrs. Lavin, Adams, Carmichael and Johnson. The Board of Directors has determined that each of these members has the qualifications set forth in the New York Stock Exchange's listing standards regarding financial literacy and accounting or related financial management expertise, and that Mr. Lavin, the Chairman of the Audit Committee, is an audit committee financial expert, as defined by the Securities and Exchange Commission. The Board of Directors has also determined that each of the members of the Audit Committee is independent, as defined in the New York Stock Exchange's listing standards.

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is charged with reviewing and approving the financial goals and objectives relevant to the compensation of the chief executive officer, evaluating the chief executive officer's performance in light of such goals and objectives, and determining the chief executive officer's compensation based on such evaluation, after having reviewed the recommendations submitted to it by the Chairman of the Board with respect thereto. The Compensation Committee also is responsible for reviewing the recommendations of the chief executive officer concerning the compensation of the other officers of the Company and determining such officers' compensation, and for reviewing the adjustments proposed to be made to the compensation of the most highly paid officers of each operating unit of the Company, reporting to the Board of Directors with respect thereto, and making such recommendations to the Board of Directors with respect thereto as the Compensation Committee may deem appropriate. In addition, the Compensation Committee is responsible for reviewing the compensation of the directors on an annual basis, including compensation for service on committees of the Board of Directors, and proposing changes, as appropriate, to the Board of Directors. The Compensation Committee also administers the 2002 Long-Term Incentive Plan (the "2002 Plan"). The Compensation Committee held five meetings in 2004. A copy of the Compensation Committee Charter is available on the Company's website at www.alleghany.com or may be obtained, without charge, upon written request to the Secretary of the Company at the Company's principal executive offices.

     The current members of the Compensation Committee are Messrs. Carmichael, Lavin and Noall. The Board of Directors has determined that each of these members is independent as defined in the New York Stock Exchange's listing standards.

     The Nominating and Governance Committee of the Board of Directors (the "Nominating and Governance Committee") is charged with identifying and screening candidates, consistent with criteria approved by the Board of Directors, and making recommendations to the Board of Directors as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors. In addition, the Nominating and Governance Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing the evaluation of the Board of Directors and the Company's management. The Nominating and Governance Committee held eight meetings in 2004. A copy of the Nominating and Governance Committee Charter is available on the Company's website at www.alleghany.com or may be obtained, without charge, upon written request to the Secretary of the Company at the Company's principal executive offices.

     The current members of the Nominating and Governance Committee are Messrs. Noall, Johnson and Will. The Board of Directors has determined that each of these members is independent as defined in the New York Stock Exchange's listing standards.

     The Company has adopted a Financial Personnel Code of Ethics for its chief executive officer, chief financial officer, chief accounting officer, vice president for tax matters and all professionals serving in a finance, accounting, treasury or tax role, a Code of Ethics and Business Conduct for its directors, officers and employees, and Corporate Governance Guidelines. The Corporate Governance Guidelines were recently amended to include Common Stock ownership guidelines for directors, providing that directors are expected to achieve ownership of Common Stock, or equivalent deferred Common Stock units, with a value equal to at least five times the annual retainer within five years of election to the Board of Directors, and to maintain such a level thereafter. Copies of each of these documents are available on the Company's website at www.alleghany.com or may be obtained, without charge, upon written request to the Secretary of the Company at the Company's principal executive offices.

            SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 1, 2005, the beneficial ownership of Common Stock of each of the nominees named for election as a director, each of the other current directors and each of the executive officers named in the Summary Compensation Table on page 16 of this proxy statement.

                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                          --------------------------------------------------------------------
                            SOLE VOTING       SHARED VOTING POWER
                           POWER AND SOLE        AND/OR SHARED                        PERCENT
NAME OF BENEFICIAL OWNER  INVESTMENT POWER     INVESTMENT POWER        TOTAL          OF CLASS
------------------------  ----------------    -------------------    ---------        --------
F.M. Kirby..............      316,683               689,071          1,005,754(1)      13.08
Rex D. Adams............        6,457                    --              6,457(2)       0.08
Weston M. Hicks.........       67,422                    --             67,422(3)       0.88
Roger Noall.............       15,154                    --             15,154(2)       0.20
John J. Burns, Jr. .....       81,651                    --             81,651(4)       0.90
Dan R. Carmichael.......       16,754                   342             17,096(2)(5)    0.22
William K. Lavin........       12,570                    --             12,570(2)       0.16
Allan P. Kirby, Jr. ....      540,715                    --            540,715(6)       7.03
Thomas S. Johnson.......       11,163                    --             11,163(2)       0.15
James F. Will...........       21,674                 1,497             23,171(2)       0.30
David B. Cuming.........       47,184                    --             47,184          0.61
Robert M. Hart..........       16,827                    --             16,827          0.22
James P. Slattery.......          811                    --                811          0.01
Peter R. Sismondo.......       10,750                   400             11,150(7)       0.14

---------------

(1) See Note (1) on page 2.

(2) Includes 6,009 shares of Common Stock in the case of Mr. Adams, 11,589 shares of Common Stock in the case of Mr. Noall, 13,511 shares of Common Stock in the case of Mr. Carmichael, 11,589 shares of Common Stock in the case of Mr. Lavin, 9,704 shares of Common Stock in the case of Mr. Johnson, and 13,511 shares of Common Stock in the case of Mr. Will, issuable under stock options granted pursuant to the Amended and Restated Directors' Stock Option Plan and the 2000 Directors' Plan.

(3) Includes 57,222 shares representing restricted stock awards and subsequent stock dividends in respect thereof, which are subject to Mr. Hicks's continuing employment with the Company and the achievement of certain performance goals, but does not include any shares that may be paid pursuant to outstanding restricted stock units held by Mr. Hicks; the foregoing awards are more fully described below under "Employment Arrangements."

(4) Includes 775 shares of Common Stock owned by Mr. Burns's wife. Mr. Burns had no voting or investment power over these shares, and he disclaims beneficial ownership of them. Also includes 12,790 shares of Common Stock issued to Mr. Burns in January 2005 in settlement of 25,580 performance shares constituting portions of special awards made to Mr. Burns in 1996 and 1999 which had vested but payment with respect to which had been deferred until Mr. Burns's retirement as an executive officer.

(5) Includes 236 shares of Common Stock owned by Mr. Carmichael's wife. Mr. Carmichael had no voting or investment power over these shares, and he disclaims beneficial ownership of them.

(6) See Note (2) on page 2.

(7) Includes 4,850 shares of Common Stock owned by Mr. Sismondo's wife. Mr. Sismondo had no voting or investment power over these shares, and he disclaims beneficial ownership of them.

     As of March 1, 2005, all nominees named for election as a director, directors and executive officers as a group (14 persons) beneficially owned 1,857,125 shares, or 23.9% percent, of the outstanding Common Stock, adjusted to include shares of Common Stock issuable within 60 days upon exercise of stock options held by such nominees, directors and executive officers. Such nominees, directors and executive officers had sole voting and investment power with respect to 1,159,954 shares, shared voting and/or investment power with respect to 691,310 shares and no voting or investment power with respect to 5,861 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has determined that, except as set forth below, no person who at any time during 2004 was a director, officer or beneficial owner of more than 10 percent of the Common Stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during 2004. Such determination is based solely upon the Company's review of Forms 3, 4 and 5, and written representations that no Form 5 was required, which were submitted to it during or with respect to 2004. With regard to Ann Kirby Kirby who, prior to her death in 1996, was believed by the Company to be a beneficial owner of more than 10 percent of the Common Stock based on her Schedule 13D statement filed with the Securities and Exchange Commission in 1982, the Company had not received any reports from Mrs. Kirby regarding changes in her ownership of Common Stock, and the representatives of the estate of Mrs. Kirby have declined to supply information with respect to ownership of Common Stock by her estate or beneficiaries; therefore, the Company does not know whether her estate or any beneficiary of her estate beneficially owned more than 10 percent of the Common Stock during 2004 nor whether any such person was required to file reports required by Section 16(a).

                           COMPENSATION OF DIRECTORS

     Each director of the Company who is not an officer thereof receives an annual retainer of $30,000, payable one-half in cash and one-half in shares of Common Stock as more fully explained below, as well as $1,000 for each board meeting attended in person and $500 for each conference telephone meeting attended. In addition, the Chairman of the Executive

Committee receives an annual fee of $25,000, and each other member thereof who is not an officer of the Company receives an annual fee of $7,500. The Chairman of the Audit Committee receives an annual fee of $15,000, and each other member thereof receives an annual fee of $11,000. The Chairman of the Audit Committee also receives a fee of $1,000 for each audit committee meeting of a Company operating unit which he attends. The Chairman of the Compensation Committee receives an annual fee of $8,000, and each other member thereof receives an annual fee of $6,000. The Chairman of the Nominating and Governance Committee receives an annual fee of $6,500, and each other member thereof receives an annual fee of $5,000.

     Pursuant to the Directors' Equity Compensation Plan (the "Directors' Equity Plan"), each director of the Company who is not an employee of the Company or any of its subsidiaries receives his retainer in the beginning of each year of his term for the following twelve-months' service as a director, exclusive of any per meeting fees, committee fees or expense reimbursements, payable one-half in shares of Common Stock, based on the market value (as defined in the plan) of such shares on the date of payment, and one-half in cash. Each eligible director received 57 shares of Common Stock on May 19, 2004.

     Pursuant to the 2000 Directors' Plan, each director of the Company who is not an employee of the Company or any of its subsidiaries receives annually, as of the first business day after the conclusion of each Annual Meeting of Stockholders of the Company, an option to purchase 1,000 shares of Common Stock (subject to antidilution adjustments) at a price equal to the fair market value (as defined in the plan) of such shares on the date of grant. On April 26, 2004, each eligible director received an option to purchase 1,000 shares of Common Stock at a price of $265.00 per share. The 2000 Directors' Plan expired on December 31, 2004.

     As discussed in more detail under Proposal 2 beginning on page 33 of this proxy statement, in December 2004, the Board of Directors adopted the 2005 Directors' Stock Plan, which is being submitted to the stockholders of the Company for their approval at the 2005 Annual Meeting. Upon such stockholder approval, the Directors' Equity Plan will be terminated.

     Pursuant to the Non-Employee Directors' Retirement Plan, each person who has served as a non-employee director of the Company after July 1, 1990 is entitled to receive, after his retirement from the Board of Directors, an annual retirement benefit payable in cash equal to the annual retainer payable to directors of the Company at the time of his retirement. The benefit is paid from the date of the director's retirement from the Board of Directors until the end of a period equal to his length of service thereon or until his death, whichever occurs sooner. To be entitled to this benefit, the director must have served as such for at least five years and must have continued so to serve either until the time he is required to retire by the

Company's retirement policy for directors or until he has attained age 70. In January 2005, the Directors' Retirement Plan was amended to "freeze" the Plan at December 31, 2004. Under the Directors' Retirement Plan as amended, no new non-employee director will be eligible to participate in the Directors' Retirement Plan, a director's service after December 31, 2004 is no longer included in measuring how long the director's annual retirement benefit will be payable, and the annual retirement benefit for directors who retire after December 31, 2004 is limited to $30,000, which is the current annual retainer.

     The Company's retirement policy for directors was adopted by Old Alleghany in 1979 and by the Company upon its formation in 1986. The retirement policy provides that, except in respect of directors serving when the policy was first adopted, the Board of Directors shall not select a person as a nominee for the Board of Directors for a term that would anticipate such nominee serving beyond his or her seventy-second birthday. Messrs. Burns, Allan P. Kirby, Jr. and F.M. Kirby are not subject to such retirement policy because each of them was a director of Old Alleghany in 1979.

     As Chairman of the Board of the Company, Mr. F.M. Kirby received in respect of 2004 $342,121 in salary, $21,721 representing payments for reimbursement of taxes and the reimbursement itself, and $81,760 representing (i) a savings benefit of $51,318 credited pursuant to the Alleghany Corporation Officers, Highly Compensated Employees and Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"); and (ii) a benefit, valued at $30,442 pursuant to Securities and Exchange Commission rules, of life insurance maintained by the Company on his behalf. Such life insurance policy provides a death benefit to Mr. F.M. Kirby if he is an employee at the time of his death equal to four times the amount of his annual salary at January 1 of the year of his death.

     After his retirement as President and chief executive officer of the Company effective December 30, 2004 and pursuant to action taken by the Board of Directors, Mr. Burns is continuing as a director, serving as Vice Chairman of the Board, and as a non-executive employee of the Company. As an employee, Mr. Burns receives the compensation described below under the heading "Employment Arrangements" and is not entitled to receive any director or committee fees and does not participate in any non-employee directors' equity or retirement plans.

     As non-executive Chairman of the board of directors of World Minerals, Mr. Will was entitled to receive an annual retainer of $40,000 as well as $600 for each board meeting or conference telephone meeting attended. As a member of the Audit Committee of the World Minerals board, Mr. Will was entitled to receive $500 for each committee meeting attended. In 2004, Mr. Will was paid fees of $44,900 for services in these capacities.

                             EXECUTIVE COMPENSATION

     The information under this heading relates to the chief executive officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 2004, and John J. Burns, Jr., who served as President and chief executive officer of the Company during 2004 until his retirement from these positions effective December 30, 2004.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                            ------------------------------------    LONG-TERM
                                                                    OTHER ANNUAL    INCENTIVE      ALL OTHER
NAME AND PRINCIPAL                                        BONUS     COMPENSATION   PLAN PAYOUTS   COMPENSATION
POSITION                             YEAR     SALARY       (1)          (2)            (3)            (4)
------------------                   ----   ----------   --------   ------------   ------------   ------------
John J. Burns, Jr.,................  2004   $1,009,284   $617,147     $24,175       $1,709,807      $183,850
  Vice Chairman                      2003      970,465    741,763      22,356        1,115,924       175,810
  of the Board                       2002      970,465    593,410      23,112        1,442,639       173,116

Weston M. Hicks,...................  2004   $  700,000   $518,007     $ 5,104       $       --      $111,430
  President and chief                2003      624,000    468,000       4,743               --        99,866
  executive officer(5)               2002      115,000    450,000         520               --           625

David B. Cuming,...................  2004   $  472,593   $273,984     $11,945       $  706,485      $ 85,142
  Senior Vice President              2003      454,416    259,356      12,566          460,788        83,179
                                     2002      436,938    251,151      15,124          595,807        82,048

Robert M. Hart,....................  2004   $  472,593   $282,703     $ 6,787       $  706,485      $ 79,956
  Senior Vice President,             2003      454,416    268,149       6,304          460,788        76,581
  General Counsel                    2002      436,938    260,589       6,421          595,807        73,152
  and Secretary

James P. Slattery,.................  2004   $  416,000   $227,136     $ 4,756       $  293,781      $ 68,733
  Senior Vice President --           2003      400,000    229,200       4,569               --        66,024
  Insurance                          2002      250,000    127,125       2,212               --        40,160

Peter R. Sismondo,.................  2004   $  230,245   $103,749     $ 3,030       $  363,114      $ 38,579
  Vice President, Controller,        2003      221,389    101,485       2,867          236,940        37,034
  Treasurer and Assistant            2002      212,874     95,666       2,894          306,221        35,358
  Secretary

---------------

(1) These amounts represent bonuses earned in respect of the relevant year under the Company's management incentive plan, which is a short-term incentive plan designed to reward officers for achieving specified net earnings per share and/or individual objectives.

(2) These amounts represent payments for reimbursement of taxes.

(3) These amounts represent payouts in settlement of performance shares awarded under the 1993 Long-Term Incentive Plan (the "1993 Plan"), which entitled the holder thereof to payouts of cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one share of Common Stock on the payout date for each performance share, depending upon the average annual compound growth in the Company's Earnings Per Share (as defined by the Compensation Committee pursuant to the 1993 Plan) in a four-year award period commencing with the year following that in which the performance shares were awarded; payouts have generally been made one-half in cash and one-half in Common Stock.

(4) The 2004 amounts listed for Messrs. Burns, Hicks, Cuming, Hart, Slattery and Sismondo include (i) savings benefits of $151,150, $104,526, $70,775, $70,775, $62,300 and $34,481, respectively, credited pursuant to the Deferred Compensation Plan; and (ii) benefits valued at $28,680, $2,884, $10,347, $5,161, $2,413 and $1,013, respectively, pursuant to the Securities and Exchange Commission rules, of life insurance maintained by the Company on their behalf. Such life insurance policies provide a death benefit to an executive officer who is an employee at the time of his death equal to four times the amount of such executive officer's annual salary at January 1 of the year of his death. The 2004 amounts listed for each of Messrs. Burns, Hicks, Cuming, Hart and Slattery also include compensation of $4,020, and the 2004 amount listed for Mr. Sismondo also includes compensation of $3,085, in respect of other insurance coverage.

(5) Mr. Hicks was appointed President and chief executive officer of the Company effective December 31, 2004, and was Executive Vice President of the Company prior thereto.

                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 2004

                                          PERFORMANCE           ESTIMATED FUTURE PAYOUTS UNDER
                          NUMBER OF         OR OTHER             NON-STOCK PRICE-BASED PLANS
                       SHARES, UNITS OR   PERIOD UNTIL   --------------------------------------------
                         OTHER RIGHTS      MATURATION    THRESHOLD ($      TARGET          MAXIMUM
                             (1)           OR PAYMENT       OR #)         ($ OR #)        ($ OR #)
                       ----------------   ------------   ------------   -------------   -------------
Weston M. Hicks......       4,228          2005-2008     $355,786.20    $1,185,954.00   $1,778,931.00
Robert M. Hart.......       2,278          2005-2008     $191,693.70    $  638,979.00   $  958,468.50
James P. Slattery....       2,005          2005-2008     $168,720.75    $  562,402.50   $  843,603.75
Peter R. Sismondo....       1,171          2005-2008     $ 98,539.65    $  328,465.50   $  492,698.25

---------------
(1) These amounts represent performance shares awarded for the 2005-2008 award period under the 2002 Long-Term Incentive Plan (the "2002 Plan"). These performance shares entitle the holder thereof to payouts of cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one and one-half shares of Common Stock on the payout date for each performance share awarded. Maximum payouts will be made in respect of these performance shares only if average annual compound growth in the Company's Book Value Per Share (as defined by the Compensation Committee pursuant to the 2002 Plan) equals or exceeds 10.5 percent in the award period, measured from a base of $220.68. Target payouts will be made at 100 percent if such growth equals 7 percent. No payouts will be made if such growth is less than 3.5 percent; payouts for growth between 3.5 percent and 10.5 percent will be determined by interpolation. In light of Mr. Burns's retirement as President and chief executive officer effective December 30, 2004, and Mr. Cuming's anticipated retirement during 2005, no performance shares were awarded to them in 2004.

                               PENSION PLAN TABLE

     The Company's Retirement Plan provides for designated employees, including all of its current executive officers, retirement benefits in the form of an annuity for the participant's life or, alternatively, actuarially equivalent forms of benefits, including a lump sum. A participant must have either completed five years of service with the Company or a subsidiary thereof or attained age 55 while employed by the Company or a subsidiary thereof before he or she is vested in, and thus has a right to receive, any such benefits following his or her termination of employment with the Company and all subsidiaries thereof.

     The annual retirement benefit under the Company's Retirement Plan, if paid in the form of a life annuity to a participant who retires on reaching age 65 with 15 or more years of service, is equal to a net after-tax amount of 52.7625 percent of the participant's average compensation, which is defined as the sum of (i) the highest average annual base salary over a consecutive three-year period during the last ten years or, if applicable, shorter period of employment, plus (ii) one-half of the highest average annual cash bonus over a consecutive five-year period during the last ten years of employment; however, such benefit is reduced by 33.5 percent of his unreduced primary Social Security benefit and by 67 percent of his accrued benefit under a previously terminated retirement plan of the Company. (Annual base salary is the amount that would be included in the salary column of the Summary Compensation Table for the relevant years, and annual bonus is the amount of the cash bonus earned under the Company's management incentive plan that would be included in the bonus column of the Summary Compensation Table for the relevant years.) In the event a participant becomes totally disabled prior to retirement, such participant's annual base salary shall equal his annual base salary at the time of disability, and such participant's average annual bonus shall be based on the average over the five consecutive years (or lesser period of employment) prior to disability, each adjusted annually for inflation; such participant's period of disability will be treated as continued employment for all purposes under the Retirement Plan, including determining his years of service. Because benefits under the Retirement Plan prior to its amendment were funded in a legally separate trust, the accumulated funds in that trust were currently taxable to each participant, and so the Retirement Plan also provided for payments to the appropriate tax authorities as withholding tax on behalf of each participant of an amount equal to the income and employment tax liabilities imposed upon the participant by reason of his participation in the Retirement Plan.

     As a result of cumulative changes in the tax law, the Retirement Plan had become tax inefficient for the Company, and in July the Compensation Committee amended the Retirement Plan to reduce the accounting and tax costs associated with the Retirement Plan. These amendments included changing the Retirement Plan from a funded to an unfunded plan and precluding the payment of any retirement benefits while a participant remained employed by the Company. The amendments to the Retirement Plan did not change the amount of annual retirement benefits that may be accrued by any participant, but the amendments did change the security for such benefits and eliminated or restricted a number of elections previously available to participants. The Retirement Plan as amended continues to provide a retirement benefit that represents a net after-tax amount, except that the payments are now made at the same times as the participants receive their retirement benefits.

     A participant may retire as early as age 55, but the benefit payable at that time will be reduced to reflect the commencement of benefit payments prior to age 65. The benefit payable to a participant who retires after age 65 is increased to reflect salary increases and additional years of service through the actual date of retirement and the decreased period over which the normal retirement benefit will be paid.

     The following table shows the estimated annual retirement benefit payable under the Company's Retirement Plan (without giving effect to the Social Security offset or the offset for benefits accrued under the previously terminated retirement plan) to a participant who, upon retirement on December 31, 2004 at age 65, had achieved the average compensation and years of service indicated. The amounts shown assume payment in the form of a straight single life annuity and include a gross-up for taxes based upon an estimate of the income and employment taxes that might be imposed upon the participant at the time his or her benefits are payable.

                                              YEARS OF SERVICE
AVERAGE                              ----------------------------------
COMPENSATION                            5           10       15 OR MORE
------------                         --------   ----------   ----------
$ 125,000..........................  $ 37,873   $   75,746   $  113,619
 150,000...........................    45,448       90,895      136,343
 175,000...........................    53,022      106,045      159,067
 200,000...........................    60,597      121,194      181,791
 225,000...........................    68,172      136,343      204,515
 250,000...........................    75,746      151,492      227,238
 300,000...........................    90,895      181,791      272,686
 400,000...........................   121,194      242,388      363,582
 450,000...........................   136,343      272,686      409,029
 500,000...........................   151,492      302,985      454,477
 600,000...........................   181,791      363,582      545,372
 700,000...........................   212,089      424,178      636,268
 800,000...........................   242,388      484,775      727,163
 900,000...........................   272,686      545,372      818,058
1,000,000..........................   302,985      605,969      908,954
1,100,000..........................   333,283      666,566      999,849
1,200,000..........................   363,582      727,163    1,090,745
1,300,000..........................   393,880      787,760    1,181,640
1,400,000..........................   424,178      848,357    1,272,535
1,500,000..........................   454,477      908,954    1,363,431
1,600,000..........................   484,775      969,551    1,454,326
1,700,000..........................   515,074    1,030,148    1,545,222

     As of December 31, 2004, the credited years of service for Messrs. Hart and Sismondo were 15 and 17 years, respectively. The average compensation of each of Messrs. Hart and Sismondo for purposes of the Retirement Plan was $561,778 and $264,256, respectively. As of December 31, 2004, Mr. Hicks had two years of vesting service toward the five years of vesting service necessary to become 100% vested in his retirement benefits under the Retirement Plan. Mr. Slattery, who has three years of vesting service, will vest in his retirement benefits under the Retirement Plan upon his attainment of age 55 in 2006, as long as he is employed by the Company or a subsidiary at such time. The Retirement Plan previously provided that a participant over age 65 who is still in the employ of the Company could elect prior to the actual date of retirement to receive the benefits to which he would have been entitled had he retired on the date of such election. Pursuant to that provision, Mr. Burns and Mr. Cuming each elected in February 2001 to receive their then accrued benefits under the Retirement Plan. Any additional benefits that will accrue prior to their actual date of retirement will be offset by the then equivalent value of the benefits previously distributed. As a result, it is not likely that Messrs. Burns or Cuming will receive any additional benefits from the Retirement Plan.

     In connection with the change of the Retirement Plan to an unfunded plan, the legally separate trust that funded those benefits was terminated, and the accrued retirement benefits of vested participants were distributed, either as a lump sum or in the form of an annuity contract issued by an insurance company, as elected by the participant. For a participant who received a lump sum distribution, the participant's annual retirement benefits upon retirement will be reduced by the annual amount that would be payable pursuant to the single life annuity that could then be purchased with the amount of the prior lump sum distribution, increased by an interest factor from the date of the distribution. For a participant who received an annuity contract, the participant's annual retirement benefits upon retirement will be reduced by the annual amount that would be payable pursuant to the single life annuity plus the annual amount that would be payable pursuant to the single life annuity that could then be purchased with the amount of the annuity payments received or receivable pursuant to the annuity contract since its prior distribution.

     Mr. Hart received a lump sum distribution upon termination of the trust in the amount of $3,270,903, and Mr. Sismondo received an annuity contract permitting him to elect among various annuity forms for which the premium was $1,222,065. Mr. Hicks and Mr. Slattery are not currently vested in their accrued retirement benefits, so neither received any distribution from the trust. Also, as a result of having received prior distributions of their accrued benefits under the Retirement Plan, neither Mr. Burns nor Mr. Cuming received any distribution upon the termination of the trust.

                            EMPLOYMENT ARRANGEMENTS

     On October 7, 2002, the Company entered into an employment agreement with Mr. Hicks, pursuant to which Mr. Hicks agreed to serve as Executive Vice President of the Company. Effective December 31, 2004, Mr. Hicks was appointed President and chief executive officer of the Company. Under the terms of Mr. Hicks's employment agreement, his initial base salary was at an annual rate of $600,000 and for calendar year 2004 was to be at an annual rate of not less than $700,000, and his base salary is to be reviewed annually. He was paid an annual bonus of $450,000 for 2002 and was entitled to participate in the management incentive plan for 2003 with a target bonus opportunity of 50 percent of his annual base salary. In addition, pursuant to his employment agreement, Mr. Hicks received an award of 5,305 performance shares (as adjusted for stock dividends) under the 2002 Plan for the four-year award period ending December 31, 2006, which entitle him to a payout of cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one and one-half shares of Common Stock on the payout date for each performance share awarded. A maximum payout will be made in respect of these performance shares only if average annual compound growth in the Company's Book Value Per Share (as defined by the Compensation Committee pursuant to the 2002
Plan) equals or exceeds 12 percent in the award period, measured from a base of $189.36 (as adjusted for stock dividends). A target payout will be made at 100 percent if such growth equals 8 percent. No payout will be made if such growth is less than 4 percent; payouts for growth between 4 percent and 12 percent will be determined by interpolation. Mr. Hicks also received an award of 3,296 performance shares (as adjusted for stock dividends) under the 2002 Plan for the three-year award period ending December 31, 2005, which entitle him to a payout of cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one share of Common Stock on the payout date for each performance share awarded. A maximum payout will be made in respect of these performance shares only if average annual compound growth in the Company's Earnings Per Share (as defined by the Compensation Committee pursuant to the 2002 Plan) equals or exceeds 12 percent in the award period, measured from a base of $10.03 (as adjusted for stock dividends). No payout will be made if such growth is 8 percent or less; a payout for growth between 8 percent and 12 percent will be determined by interpolation. If Mr. Hicks is terminated other than for Cause or Total Disability (as defined in the employment agreement), the Company will continue to pay his base salary after such termination until such payments total $1 million on a gross basis. The employment agreement also provides that Mr. Hicks was eligible to participate in the Company's Retirement Plan and, effective January 1, 2003, the Deferred Compensation Plan, as well as all other employee benefit plans, programs, practices or other arrangements in which other senior executives of the Company are generally eligible to participate from time to time.

     Pursuant to the terms of his employment agreement, Mr. Hicks and the Company entered into a restricted stock award agreement dated as of October 7, 2002. Under this award agreement, Mr. Hicks received a restricted stock award of 31,212 shares of Common Stock (which includes shares received in subsequent stock dividends which are similarly restricted) under the 2002 Plan, which will vest (i) if the Company achieves average annual compound growth in Stockholders' Equity Per Share (as defined in the award agreement) equal to 10 percent or more as measured over a calendar year period commencing January 1, 2003 and ending on December 31, 2006, 2007, 2008 or 2009, or (ii) if the performance goal set forth in clause (i) above has not been achieved as of December 31, 2009, when the Company achieves average annual compound growth in Stockholders' Equity Per share equal to 7 percent or more as measured over a calendar year period commencing January 1, 2003 and ending on December 31, 2010, 2011 or 2012. If the performance goals are not achieved as of December 31, 2012, Mr. Hicks will forfeit all of the restricted shares. If Mr. Hicks's employment with the Company is terminated for any reason prior to the occurrence of any vesting date, he shall forfeit his interest in any restricted shares that have not yet vested; however, if the Company terminates Mr. Hicks's employment after December 31, 2004 other than for Cause or Total Disability (as defined in the award agreement), and the performance goal set forth in clause (ii) above has been satisfied in all respects except for the passage of the required period of time, that number of restricted shares equal to 30,000 multiplied by a fraction, the numerator of which is the number of full calendar years beginning January 1, 2003 and ending on or before the date of such termination, and the denominator of which is ten, will vest. Upon his appointment as President and chief executive officer of the Company, Mr. Hicks received a restricted stock award of 26,010 shares of Common Stock (as adjusted for stock dividends paid since the date of his employment agreement) under the 2002 Plan as set forth in a restricted stock award agreement dated as of December 31, 2004 between Mr. Hicks and the Company. The new restricted stock award has comparable terms and conditions as the first restricted stock award except that the performance measurement periods commence on January 1, 2005 and end on December 31, 2008, 2009, 2010 or 2011 in the case of clause (i) above and end on December 31, 2012, 2013 and 2014 in the case of clause (ii) above. If the Company terminates Mr. Hicks's employment after December 31, 2006 other than for Cause or Total Disability (as defined in the new award agreement), and the performance goal set forth in clause (ii) above has been satisfied in all respects except for the passage of the period of time required under the new award agreement, that number of restricted shares equal to 26,010 multiplied by a fraction, the numerator of which is the number of full calendar years beginning January 1, 2005 and ending on or before the date of such termination, and the denominator of which is ten, will vest.

     Pursuant to the terms of his employment agreement, Mr. Hicks and the Company entered into a restricted stock unit matching grant agreement dated as of October 7, 2002. Under this matching grant agreement, Mr. Hicks received a restricted stock unit matching grant under the 2002 Plan of two restricted stock units for every share of Common Stock purchased by Mr. Hicks or received by him pursuant to stock dividends thereon (the "Owned Shares") on or before September 30, 2003 up to a maximum of 30,000 restricted stock units in respect of up to a maximum of 15,000 Owned Shares (in each case subject to increase to reflect any stock dividend paid in 2003). On August 25, 2003, Mr. Hicks purchased 10,000 shares of Common Stock and, accordingly, was credited with 20,400 restricted stock units (as adjusted for stock dividends). The restricted stock units are notional units of measurement denominated in shares of Common Stock and entitle Mr. Hicks to payment on account of such restricted stock units in an amount equal to the Fair Market Value (as defined in the matching grant agreement) on the payment date of a number of shares of Common Stock equal to the number of restricted stock units to which Mr. Hicks is entitled to payment. All of the restricted stock units shall vest on October 7, 2012 and shall be paid in cash and/or shares of Common Stock (as the Compensation Committee may determine) on the date of the filing of the Company's Annual Report on Form 10-K in respect of the year in which Mr. Hicks's employment is terminated for any reason. If Mr. Hicks is terminated without Cause or by reason of his death or Total Disability (as such terms are defined in the matching grant agreement) prior to October 7, 2012, a pro rata portion of the restricted stock units credited to him shall vest and become nonforfeitable on the basis of 10 percent of such account for each full year of employment with the Company measured from October 7, 2002. Mr. Hicks shall have maintained unencumbered beneficial ownership of the Owned Shares continuously throughout the period commencing with the initial purchase of Owned Shares and ending October 7, 2012 or the earlier date of a pro rata payout. To the extent that he fails to do so, he will forfeit two restricted stock units for each Owned Share with respect to which he has not maintained unencumbered beneficial ownership for the required period of time. If, prior to October 7, 2012, Mr. Hicks voluntarily terminates his employment or the Company terminates Mr. Hicks's employment for Cause, all of the restricted units shall be forfeited. Mr. Hicks may not transfer the restricted stock units and has no voting or other rights in respect of the restricted stock units.

     After his retirement as President and chief executive officer of the Company effective December 30, 2004 and pursuant to action taken by the Board of Directors, Mr. Burns is continuing as a director and non-executive employee of the Company and is serving as Vice Chairman of the Board. As an employee, Mr. Burns receives an annual salary of $370,000 commencing January 1, 2005 for assisting the new President and chief executive officer on investment matters. As an employee, Mr. Burns is not entitled to receive any director or committee fees, and does not participate in any non-employee directors' equity or retirement plans. The Company has established an office in New Canaan, Connecticut which Mr. Burns will use as his principal office for purposes of attending to Company-related matters, and which may be used from time to time by another officer of the Company for Company-related matters. As Mr. Burns will also use this office to attend to personal matters, twenty-five percent of the annual rent and operating costs for this office, amounting to approximately $38,300 per year, are to be reimbursed to the Company by Mr. Burns. The Company will also make available to Mr. Burns office space at the Company's principal executive offices in New York, New York for Company-related matters.

     Mr. Burns continues to participate in the Deferred Compensation Plan, Executive Retirement Plan and the medical, long-term disability and other employee welfare plans of the Company, and the Company continues to maintain a life insurance policy providing a death benefit to Mr. Burns if he is an employee at the time of his death equal to four times the amount of his annual salary as of January 1 of the year of his death.

     Mr. Burns does not participate in the Company's management incentive plan after 2004 and will not be granted any new performance shares or other awards under the 2002 Plan. Performance shares held by Mr. Burns will continue to earn out in accordance with their terms. Upon termination of Mr. Burns's employment prior to the payout of any such performance shares, such performance shares will be paid out on a pro rata basis in accordance with their terms. On January 3, 2005, the Company issued to Mr. Burns 12,790 shares of Common Stock and paid Mr. Burns $3,660,050.50 in cash in settlement of 25,580 performance shares constituting portions of special awards made to Mr. Burns in 1996 and 1999 which had vested but payment with respect to which had been deferred until Mr. Burns's retirement as an executive officer.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently composed of the three independent directors whose names appear at the end of this report.

     An important objective of the Compensation Committee is to ensure that the compensation practices of the Company are competitive and effectively designed to attract, retain and motivate highly-qualified personnel. In performing its functions, the Compensation Committee in recent years has obtained and used information and advice furnished by a nationally recognized compensation consulting firm.

     Compensation paid to the executive officers of the Company in 2002, 2003, and 2004 consisted chiefly of salary, cash bonuses under the management incentive plan which in large part were tied to the financial results of the Company, and long-term incentive payouts of cash and Common Stock under the 1993 Plan which were tied both to the price of the Common Stock and to the financial results of the Company. These compensation practices help to link the interests of the Company's executive officers with the interests of the Company's stockholders.

Annual Compensation

     Salary adjustments for executive officers are generally made annually and are based on salaries for the prior year, executive salary movements nationally and in the New York market, individual performance and internal comparability considerations.

     Annual cash bonuses are paid to executive officers under the management incentive plan. This plan is designed to reward officers for the achievement of specified financial and/or individual objectives.

     Bonus opportunities for 2004 were adjusted from the prior year in proportion to changes in salaries, which increased 12 percent in the case of Mr. Hicks and 4 percent in the case of all other executive officers. Maximum bonus opportunities for executive officers of the Company as a percentage of salaries for 2004 ranged from 75 percent of salary for Mr. Hicks to 48 percent of salary for the most junior executive officer of the Company. Target bonus opportunities are equal to two-thirds of the maximum bonus opportunity and are believed to fall at or below the median of prevailing practices in a broad cross-section of American industry reflecting the Company's policy of emphasizing long-term financial performance and long-term incentive compensation.

     For 2004, the portion of the bonus opportunities which depended on financial objectives ranged from 80 percent of Mr. Burns's bonus opportunity to 50 percent of the bonus opportunity of the most junior executive officer of the Company. The financial objective under the management incentive plan was the achievement by the Company of a specified level of net earnings per share, which was based on the planned net earnings per share for the year as approved by the Board of Directors and included in the Alleghany Corporation Strategic Plan 2004-2008. Target bonus opportunities were to be earned if plan net earnings per share were achieved, and maximum bonus opportunities were to be earned at 110 percent of plan. For any amounts to be earned, net earnings per share were required to exceed 80 percent of plan. The Company's 2004 net earnings per share exceeded 110 percent of the plan for 2004; therefore, the maximum amount was earned on that portion of the bonus opportunities that was dependent on financial objectives.

     The remainder of the bonus opportunities of the executive officers of the Company for 2004 was based on achievement of individual objectives. Individual objectives for the executive officers of the Company (other than Mr. Burns) were determined, and the performance of such officers was assessed, by the chief executive officer. Individual objectives for Mr. Burns were determined, and his performance was assessed, by the Compensation Committee, which received the recommendation of the Chairman of the Board with respect thereto. No amount was authorized in respect of Mr. Burns's individual objective for 2004 because such objective was not achieved.

     As discussed in more detail below under the heading "Section 162(m) of the Internal Revenue Code of 1986" in this report, and in Proposal 3 beginning on page 39 of this proxy statement, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, adopted the 2005 Management Incentive Plan, under which, subject to the approval of the stockholders at the 2005 Annual Meeting, annual cash bonuses will be paid to executive officers beginning with respect to 2005.

Long-Term Incentive Compensation

     In addition to annual compensation, the Company provides long-term incentive compensation to its executive officers pursuant to awards under the 2002 Plan. The 2002 Plan provides for long-term incentives based upon objective, quantifiable measures of the Company's performance over a period of time.

     The performance shares awarded in 2004 entitled the holder thereof to payouts in cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one and one-half shares of Common Stock on the payout date for each performance share awarded. Maximum payouts with respect to such performance shares will be made only if average annual compound growth in the Company's Book Value Per Share (as defined by the Compensation Committee pursuant to the 2002 Plan) equals or exceeds 10.5 percent as measured from a specified base in the four-year award period commencing with the year following that in which the performance shares were awarded, target payouts will be made at 100 percent if such growth equals 7 percent, and no payouts will be made if such growth is less than 3.5 percent; payouts for growth between 3.5 percent and 10.5 percent will be determined by interpolation. This performance scale was developed in consultation with the nationally recognized compensation consulting firm referred to above; the target was determined to represent superior performance based on the current economic outlook. The specified base Book Value Per Share for the performance shares granted in 2004 was determined by reference to the estimated book value for year-end 2004.

     In determining the number of performance shares awarded each year, the Compensation Committee has sought to achieve reasonable continuity in awards from prior years. Also, the Compensation Committee considers changes in salaries and the price of Common Stock. The number of performance shares awarded to an executive officer in 2004 for the 2005-2008 award period was determined by adjusting the prior year's award to reflect the increase in his salary from 2004 to 2005 and to reflect the movements in the price of the Common Stock.

     In the case of the Company's most senior executive officers, long-term incentive compensation opportunities are believed to be close to the prevailing practices in a broad cross section of American industry; in the case of the Company's most junior executive officer, such opportunity is believed to be somewhat more generous than such prevailing practices. The awards reflect the Company's policy of emphasizing long-term financial performance and long-term incentive compensation opportunities over short-term results and short-term incentive compensation opportunities.

President and Chief Executive Officer

     Mr. Burns was President and chief executive officer of the Company until his retirement from those positions effective December 30, 2004. As discussed in more detail above under the heading "Employment Arrangements," pursuant to action taken by the Board of Directors, Mr. Burns is continuing as a director and non-executive employee of the Company and is serving as Vice Chairman of the Board. As an employee, Mr. Burns receives an annual salary of $370,000 commencing on January 1, 2005 for assisting the new President and chief executive officer on investment matters. The arrangements relating to Mr. Burns's continued employment with the Company were reviewed by the Compensation Committee and recommended to the Board of Directors.

     Mr. Hicks, who was Executive Vice President of the Company, became President and chief executive officer of the Company effective December 31, 2004. In connection with this transition, and in consultation with the nationally recognized compensation consulting firm referred to above, Mr. Hicks's annual salary was increased from $700,000 to $800,000, and his target annual bonus was increased from 50 percent to 75 percent of salary. In addition, pursuant to his employment agreement with the Company, upon his appointment as President and chief executive officer of the Company Mr. Hicks received a restricted stock award of 26,010 shares of Common Stock (as adjusted for stock dividends paid since the date of his employment agreement) under the 2002 Plan, as set forth in a restricted stock award agreement dated as of December 31, 2004. The terms of this restricted stock award, as well as of Mr. Hicks's employment agreement with the Company, are discussed in more detail above under the heading "Employment Arrangements."

Section 162(m) of the Internal Revenue Code of 1986

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows a deduction to the Company for any compensation paid to a "covered employee" in excess of $1 million per year, subject to certain exceptions. In general, "covered employees" include the chief executive officer and the four other most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.

     While the Compensation Committee believes that the interests of the Company and its stockholders are best served by assuring that appropriate compensation arrangements are established to retain and incentivize executive officers the Company, the Committee also believes that appropriate consideration should be given to seeking to maximize the deductibility of the compensation paid to executive officers. As a result, in 2004, the Compensation Committee made several recommendations for changes to the Company's plans so as to permit the payments pursuant to those plans to executive officers to be deductible.

     In December 2004, upon the recommendation of the Compensation Committee, the Board of Directors adopted the 2005 Management Incentive Plan which, as described in Proposal 3 beginning on page 39 of this proxy statement, is being submitted to the stockholders of the Company for their approval at the 2005 Annual Meeting. If approved by stockholders, the 2005 Management Incentive Plan would permit annual cash bonuses payable to executive officers to qualify as "performance-based compensation" for purposes of Section 162(m) in that such bonuses will be payable "solely on account of the attainment of one or more preestablished, objective performance goals" pursuant to a plan meeting the requirements of Section 162(m). These objective performance goals would establish the maximum potential bonus to which any executive officer could be entitled, which could be reduced (but not increased) by the Compensation Committee based upon its evaluation of such employee's individual performance goals. The Compensation Committee believes the annual cash bonuses payable under the 2005 Management Incentive Plan will best serve the interests of the Company and its stockholders by allowing the Company to recognize the full range of an executive officer's contribution on a tax efficient basis.

     In addition, upon the recommendation of the Compensation Committee, the Company's Retirement Plan was amended in July 2004, as more fully described beginning on page 18 of this proxy statement, to permit the future retirement benefits provided under the Retirement Plan to no longer be subject to the limitation in Section 162(m). While the net after-tax retirement benefits provided to participants were not changed, the Retirement Plan was converted from a funded to an unfunded arrangement and participants are no longer allowed to receive distributions of their retirement benefits while they remain employed by the Company. Since under the Retirement Plan, as amended, retirement benefits will no longer be provided to an executive officer until after the executive officer is no longer an employee of the Company, Section 162(m) should not apply to limit the deduction of the cost of providing retirement benefits to executive officers under the Retirement Plan.

     The Compensation Committee has endeavored, to the extent it deems consistent with the best interests of the Company and its stockholders, to cause awards of long-term incentive compensation to qualify as "performance-based compensation" under Section 162(m). To that end, the 2002 Plan was submitted to and approved by the stockholders of the Company at the 2002 Annual Meeting, so that compensation payable pursuant to certain long-term incentive awards may qualify for deductibility under Section 162(m). All of the performance shares awarded in 2004 to Messrs. Hicks, Hart, Slattery and Sismondo described in Note
(1) to the table relating to long-term incentive awards are intended to qualify as "performance-based compensation" for purposes of Section 162(m).

     With respect to other compensation that has been or may be paid to executive officers of the Company, the Compensation Committee may consider the requirements of Section 162(m) and make determinations regarding compliance with
Section 162(m) based upon the best interests of the Company and its stockholders.

Other Benefits

     The Company also provides to its executive officers other benefits, such as retirement income, death benefits and savings credits, including those described elsewhere in this proxy statement. The amounts of these benefits generally are tied directly to salaries, as variously defined in the relevant plans. Such additional benefits are believed to be typical of the benefits provided by other public companies to their executives.

                                              Dan R. Carmichael
                                              William K. Lavin
                                              Roger Noall

                                              Compensation Committee
                                              of the Board of Directors

                             AUDIT COMMITTEE REPORT

     The Audit Committee is currently composed of four independent directors whose names appear at the end of this report.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and review these processes and the activities of the Company's independent registered public accounting firm. The Audit Committee members are not acting as professional accountants or auditors, and their responsibilities are not intended to duplicate or certify the activities of management and the independent registered public accounting firm or to certify the independence of the independent registered public accounting firm under applicable rules.

     In this context, the Audit Committee has met to review and discuss the Company's audited financial statements as of December 31, 2004 and for the fiscal year then ended, including the Company's specific disclosure under management's discussion and analysis of financial condition and results of operation and critical accounting policies, with management and KPMG LLP, the Company's independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, as issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     KPMG LLP reported to the Audit Committee regarding the critical accounting policies and practices and the estimates and assumptions used by management in the preparation of the audited financial statements as of December 31, 2004 and for the fiscal year then ended, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative treatments and the treatment preferred by KPMG LLP.

     KPMG LLP provided a report to the Audit Committee describing KPMG LLP's internal quality-control procedures and related matters. KPMG LLP also provided to the Audit Committee the written disclosures and the letter required by Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the Independence Standards Board, and the Audit Committee discussed with KPMG LLP its independence. When considering KPMG LLP's independence, the Audit Committee considered, among other matters, whether KPMG LLP's provision of non-audit services to the Company is compatible with maintaining the independence of KPMG LLP.

     Based on the reviews and discussions with management and KPMG LLP referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements as of December 31, 2004 and for the fiscal year then ended be included in the Company's Annual Report on Form 10-K for such fiscal year. The Audit Committee also selected KPMG LLP as the Company's independent registered public accounting firm for the year 2005, subject to stockholder ratification.

                                          William K. Lavin
                                          Rex D. Adams
                                          Dan R. Carmichael
                                          Thomas S. Johnson

                                          Audit Committee
                                          of the Board of Directors

                               PERFORMANCE GRAPH

     The following graph compares for the years 2000-2004 the cumulative total stockholder return on the Common Stock, the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500"), the cumulative total return on the Standard & Poor's 500 Property and Casualty Insurance Index (the "P&C Index"), and the cumulative total return on the common stock of a group of "peer" issuers. The graph shows the value at the end of each such year of $100 invested as of January 1, 2000 in the Common Stock, the S&P 500, the P&C Index and the common stock of a group of "peer" issuers.

     In 2004, the Company was a moderately diversified business enterprise with revenues generated primarily by its operations in property and casualty insurance and industrial minerals.

     In past years, the Company had compared its performance to a group of "peer" issuers. "Peer" issuers for the Company are publicly held, diversified financial services companies which have been selected for their similarities to the Company in terms of lines of business, recent history of acquisitions and dispositions, holding company structure and/or concentration of ownership, although any "peer" issuer, in the Company's view, would be significantly different from other "peer" issuers and from the Company due to the individual character of its business. In addition to the Company, the "peer" issuers consisted of American Financial Group, Inc., Loews Corporation, Old Republic International Corporation and Leucadia National Corporation (collectively, the "Old Peer Group").

     Given that a substantial majority of the Company's business and assets are attributable to property and casualty insurance resulting from the acquisition of property and casualty insurer RSUI Group, Inc., and the establishment of specialty liability insurer Darwin Professional

Underwriters, Inc. in 2003 and the sale of steel fastener importer Heads & Threads International LLC in 2004, the Company has determined to use the P&C Index rather than the Old Peer Group for comparison purposes.

[LINE GRAPH]

                                             ALLEGHANY               S&P 500               P&C INDEX            OLD PEER GROUP
                                             ---------               -------               ---------            --------------
2000                                           113.00                 90.90                  155.85                 165.70
2001                                           107.94                 80.09                  143.35                 165.17
2002                                           101.54                 62.39                  127.55                 151.04
2003                                           129.83                 80.29                  161.24                 183.99
2004                                           169.78                 89.03                  178.04                 243.44

     The foregoing performance graph is based on the following assumptions: (i) cash dividends are reinvested on the ex-dividend date in respect of such dividend; (ii) the two-percent stock dividends paid by the Company in each of the years 2000 through 2004 are included in the cumulative total stockholder return on the Common Stock; and (iii) total returns on the common stock of "peer" issuers are weighted by stock market capitalization at the beginning of each year.

                         2. 2005 DIRECTORS' STOCK PLAN

     The 2000 Directors' Plan, which provided for the annual grant of an option to purchase 1,000 shares of Common Stock (subject to antidilution adjustments) to each director who was not an employee of the Company or any of its subsidiaries, expired on December 31, 2004. The Directors' Equity Plan, which provides for the payment of a non-employee director's annual retainer for service as a director one-half in shares of Common Stock (which are not subject to any forfeiture or transfer restrictions) and one-half in cash, is due to expire on December 31, 2005. The Company's Corporate Governance Guidelines were recently amended to include Common Stock ownership guidelines for directors, providing that directors are expected to achieve ownership of Common Stock, or equivalent deferred Common Stock units, with a value equal to at least five times the annual retainer within five years of election to the Board of Directors, and to maintain such a level thereafter. The Board of Directors believes it to be in the best interests of the Company and its stockholders to replace these two plans with one simplified plan that provides for both options and restricted Common Stock in order to continue to attract and retain independent directors and to encourage them to increase and maintain their stock ownership in the Company consistent with the new Common Stock ownership guidelines in order to promote long-term stockholder value. Accordingly, the Board of Directors has adopted the 2005 Directors' Stock Plan (the "2005 Directors' Plan"), effective upon stockholder approval. Upon such stockholder approval, the Directors' Equity Plan will be terminated.

Description of the 2005 Directors' Plan

     Pursuant to the 2005 Directors' Plan, each year as of the first business day following the Annual Meeting of Stockholders, each individual who was elected, reelected or continues as a member of the Board of Directors and who is not an employee of the Company or any of its subsidiaries shall automatically be granted (i) a stock option to purchase 500 shares of Common Stock and (ii) 250 shares of Common Stock which are subject to potential forfeiture until the first Annual Meeting following the date of grant and restrictions upon transfer until the third anniversary of the date of grant ("Restricted Common Stock").

     The Board of Directors may, without the consent of any non-employee director, at any time terminate or from time to time amend the 2005 Directors' Plan in whole or in part, including, without limitation, to increase or decrease the number of shares of Common Stock granted as an option or as Restricted Common Stock. In this regard, it is expected that the Compensation Committee will periodically review grant amounts and recommend any changes, as appropriate, to the Board of Directors.

     The 2005 Directors' Plan will be administered by the Board of Directors. The Board of Directors has the authority, within the limits of the 2005 Directors' Plan, to construe the 2005 Directors' Plan, to determine all questions arising thereunder and to adopt and amend the rules and regulations for the administration of the 2005 Directors' Plan as it may deem desirable. Currently, the Company has seven non-employee directors who would be entitled to participate in the 2005 Directors' Plan.

     Stock Options. No consideration will be paid to the Company upon the grant of stock options under the 2005 Directors' Plan. The 2005 Directors' Plan provides that no stock option granted under the 2005 Directors' Plan shall be exercisable before the expiration of one year from the date of grant and that any stock option granted under the 2005 Directors' Plan shall become exercisable as to one-third of the total number of shares of Common Stock covered thereby on each of the first, second and third anniversaries of the date of grant, provided that (i) such stock option shall terminate upon the resignation of the non-employee director prior to the next succeeding Annual Meeting following the date of grant, (ii) such stock option shall become immediately exercisable in full for one year after the non-employee director ceases to be a director for any reason other than resignation prior to the next succeeding Annual Meeting following the date of grant, and (iii) in the event of the death of the non-employee director, such stock option shall continue to be exercisable for such shares of Common Stock as to which the non-employee director could have exercised the Option at the time of such death for one year after such death.

     The 2005 Directors' Plan provides that no stock option granted under the 2005 Directors' Plan shall be exercisable more than ten years after the date of grant. The price at which shares of Common Stock may be purchased under any stock option granted under the 2005 Directors' Plan shall be "fair market value," which is defined in the 2005 Directors' Plan as the average of the high and low sales prices of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on the date of grant or, if no such sales are reported on that date, the average prices on the last preceding date on which such sales were reported. Upon exercise of a stock option granted under the 2005 Directors' Plan, the exercise price may be paid in cash, in shares of Common Stock valued at the fair market value thereof on the date of payment or in a combination of cash and shares of Common Stock. In addition, the Board of Directors may permit the payment of the exercise price by the Company's withholding of shares of Common Stock issuable upon such exercise.

     Restricted Common Stock. Shares of Restricted Common Stock granted to a non-employee director pursuant to the 2005 Directors' Plan shall be issued for no consideration, but shall be forfeited to the Company (without the payment of any consideration) if such non-employee director resigns from the Board of Directors prior to the next succeeding Annual Meeting following the date of grant. In addition, shares of Restricted Common Stock may not be sold, assigned, pledged or transferred to any person until the third anniversary of the date of grant, provided that such transfer restrictions shall no longer apply upon (i) a non-employee director's death prior to the next succeeding Annual Meeting or
(ii) a non-employee director's
ceasing to be a director for any reason after the next succeeding Annual Meeting following the date of grant.

     In lieu of the issuance of shares of Restricted Common Stock, the Board of Directors may provide for or permit the grant of unfunded, bookkeeping units having a value equal to the value of, and being subject to the same terms and restrictions applicable to, such shares of Restricted Common Stock. At the time of payment, the then-current value of Common Stock times the number of units (as adjusted for any dividends paid on such Common Stock) will be payable in cash or shares of Common Stock or a combination thereof. Any such bookkeeping units may be established under, and paid pursuant to, a plan that is a supplement to, or that is separate from, the 2005 Directors' Plan (and may contain other terms, conditions and provisions in addition to, but not inconsistent with, the 2005 Directors' Plan), but any Common Stock represented by such bookkeeping units shall be deemed to have been issued under the 2005 Directors' Plan.

     A maximum of 50,000 shares of Common Stock may be issued to non-employee directors under the 2005 Directors' Plan and/or purchased pursuant to stock options granted under the 2005 Directors' Plan, subject to antidilution and other adjustments in certain events specified in the 2005 Directors' Plan. Such shares of Common Stock may be original issue shares of Common Stock, treasury stock, shares of Common Stock purchased in the open market or otherwise. On March 1, 2005, the fair market value (as defined in the 2005 Directors' Plan) of shares of Common Stock was $272.00 per share, or $13,600,000 in the aggregate for the 50,000 shares of Common Stock subject to the 2005 Directors' Plan.

     The Board of Directors, without the consent of any participant, may terminate or amend the 2005 Directors' Plan at any time, including, without limitation, to increase or decrease the number of shares of Common Stock granted as an option or as Restricted Common Stock; provided, however, that no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the 2005 Directors' Plan, and provided further, that no such amendment, without the approval of the holders of a majority of the shares of Common Stock voted thereon in person or by proxy, shall increase the number of shares of Common Stock subject to the 2005 Directors' Plan, extend the period during which awards may be granted, increase the maximum terms for which stock options may be issued under the 2005 Directors' Plan, decrease the exercise price at which stock options may be granted under the 2005 Directors' Plan or modify the requirements for eligibility to participate in the 2005 Directors' Plan.

     The 2005 Directors' Plan will be effective upon stockholder approval thereof at the 2005 Annual Meeting. If the 2005 Directors' Plan is approved, awards will be made, commencing in April 2005 and annually thereafter, on the first business day following the Annual Meeting of

Stockholders of the Company in accordance with the 2005 Directors' Plan. The 2005 Directors' Plan will terminate on December 31, 2009, unless sooner terminated by the Board of Directors in accordance with the terms of the 2005 Directors' Plan. No awards may be granted under the 2005 Directors' Plan after such termination, but such termination shall not affect the validity of any award theretofore granted.

     A copy of the 2005 Directors' Plan is set forth in Exhibit A to this proxy statement. The foregoing description is a summary of some, but not all, of the essential provisions of the 2005 Directors' Plan, and is qualified by reference to the full text of the 2005 Directors' Plan.

Federal Income Tax Consequences

     The following description is a summary of the federal income tax treatment of awards under the 2005 Directors' Plan; because the applicable rules are quite technical, the description is general in nature and does not purport to be complete.

     A recipient of a stock option under the 2005 Directors' Plan will not recognize any taxable income at the time the option is granted. Generally, upon exercise of the stock option, the recipient will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value (on the date of exercise) of the shares of Common Stock acquired upon exercise of the option over the exercise price paid (excluding, for this calculation, any amount of the exercise price paid with previously-acquired shares of Common Stock). The recipient's basis for purposes of determining gain or loss on a subsequent disposition of the shares (or net shares) of Common Stock acquired upon exercise of the option will be the fair market value of those shares on the date the recipient exercised the option, and any such subsequent gain or loss will generally be taxable as a capital gain or loss, short-term or long-term depending upon the recipient's holding period for the shares of Common Stock.

     Unless a recipient of shares of Restricted Common Stock makes the election described below, the recipient will not recognize any income on the date that the shares of Restricted Common Stock were received. Instead, the recipient generally will recognize ordinary income in an amount equal to the fair market value of the Restricted Common Stock on the date that the forfeiture restriction with respect to such shares lapses, or the date of the director's death, if earlier, and the Company will be entitled to a deduction equal to the amount recognized by the recipient as ordinary income. The recipient's basis for purposes of determining gain or loss on a subsequent disposition of the shares of Common Stock will be the fair market value of the Common Stock on the date that the forfeiture restriction with respect to such shares lapsed, or the date of the director's death, if earlier, and any subsequent gain or loss will generally be taxable as a capital gain or loss, short-term or long-term depending upon the recipient's holding period for the shares of Common Stock.

     A recipient may elect within thirty days after receipt of shares of Restricted Common Stock to recognize ordinary income in an amount equal to the fair market value of such shares as of the date of receipt. In that case, the recipient's basis in the shares of Restricted Common Stock will be the fair market value of the shares of Restricted Common Stock on the date that the shares were received, and any subsequent gain or loss will generally be taxable as a capital gain or loss, short-term or long-term depending upon the recipient's holding period for the shares of Common Stock. However, if the shares of Restricted Common Stock are subsequently forfeited, the recipient will not be entitled to any tax deduction.

New Plan Benefits

     The dollar value of benefits to be received by non-employee directors of the Company is not determinable as of the date hereof. However, if the 2005 Directors' Plan had been in effect in 2004, each of the two current non-employee nominees for election as directors (Messrs. Adams and Noall) and each of the five continuing non-employee directors of the Company (Messrs. Carmichael, Lavin, Allan P. Kirby, Jr., Johnson and Will) would have received on April 26, 2004: (a) a stock option to purchase 500 shares (for a total 3,500 shares to all non-employee directors) at an exercise price of $265.00 per share (which was the fair market value of a share of Common Stock on such date) and (b) 250 shares of Restricted Stock (for a total 1,750 shares to all non-employee directors).

Stockholder Approval of the 2005 Directors' Plan

     An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting is required to approve the 2005 Directors' Plan. Shares which are voted against the approval of the 2005 Directors' Plan, shares the holders of which abstain from voting for the approval of the 2005 Directors' Plan, and shares held by brokers or nominees as to which (i) such brokers or nominees do not have discretionary authority to vote on this matter and (ii) instructions have not been received from the beneficial owners of such shares ("broker non-votes") will not be counted in the total number of shares voted for the approval of the 2005 Directors' Plan. Abstentions and broker non-votes will be counted as present at the meeting for quorum purposes.

     In the event the 2005 Directors' Plan is not approved by stockholders of the Company, the Directors' Equity Plan will remain in effect until it terminates in accordance with its terms on December 31, 2005, and the Board of Directors will consider what action is advisable for the replacement of the Directors' Equity Plan upon its termination as well as the 2000 Directors' Plan, which expired on December 31, 2004.

     The Board of Directors recommends a vote "FOR" the approval of the 2005 Directors' Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote.

                       3. 2005 MANAGEMENT INCENTIVE PLAN

     The Board of Directors believes it to be in the best interests of the Company and its stockholders to adopt a new management incentive plan at this time in order to continue to reward, attract and retain highly qualified officers upon whom, in large measure, the sustained progress, growth and profitability of the Company depends, through the delivery of performance-based compensation that is fully tax deductible to the Company. Accordingly, the Board of Directors adopted the 2005 Management Incentive Plan (the "2005 Management Plan"), subject to stockholder approval. The 2005 Management Plan will permit incentive compensation bonus awards to be structured to qualify as "performance-based" compensation under Section 162(m) of the Code.

Background

     Section 162(m) disallows a deduction to the Company for any compensation paid to a "covered employee" in excess of $1 million per year, subject to certain exceptions. In general, "covered employees" include the chief executive officer and the four other most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.

     In the past, the Company has paid its officers annual incentive compensation bonuses under successive annual management incentive plans, which are short-term incentive plans designed to reward officers for achieving a combination of specific objective financial criteria and subjective individual objectives during the plan year. The annual incentive compensation bonuses under the current plan do not comply with the "performance-based compensation" rules of Section 162(m).

     As described above in the Compensation Committee report, the Compensation Committee has endeavored to cause awards of long-term incentive compensation to qualify as "performance-based compensation" under Section 162(m) by complying with the requirements of Section 162(m) with respect to the 2002 Plan, under which such awards may be granted.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to similarly qualify the incentive compensation bonuses, in order to obtain the highest level of deductibility of compensation paid to covered employees.

Description of the 2005 Management Plan

     The 2005 Management Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to select the officers (including officers who are directors) to participate in the 2005 Management Plan (after consideration of management's recommendations), to establish the performance goals and to determine the amounts of incentive compensation bonus payable to any participant. Upon the adoption of the 2005 Management Plan by the Board of Directors, the Compensation Committee made awards thereunder in respect of 2005 to eight officers of the Company, which awards are subject to stockholder approval of the 2005 Management Plan. The performance goal established by the Compensation Committee for these awards is based on 2005 Adjusted (primarily in respect of catastrophe losses and realized gains) Earnings Per Share as compared with Target Plan Earnings Per Share for that year (as such terms are defined by the Compensation Committee pursuant to the 2005 Management Plan).

     Prior to each calendar year, the Compensation Committee will establish a target or range of incentive compensation bonus opportunity for each participant based upon the attainment of one or more performance goals established by the Compensation Committee. Performance goals may be based upon revenues, operating income, cash flow, earnings before income taxes, net income, earnings per share, stockholders' equity, return on equity, underwriting profits, compound growth in net loss and loss adjustment expense reserves, loss ratio or combined ratio of the Company's insurance businesses, operating efficiency or strategic business objectives, applicable to the Company or any subsidiary or business unit or any combination thereof as the Compensation Committee may deem appropriate. To the extent that a performance goal is based on the Company's Common Stock (such as increases in earnings per share or other similar measures), the performance goal may be subject to antidilution and other adjustments in certain events specified in the 2005 Management Plan. The Compensation Committee may provide a threshold level of performance below which no incentive compensation bonus will be paid as well as a maximum level of performance above which no additional incentive compensation bonus will be paid. It also may provide for the payment of differing amounts for different levels of performance.

     As soon as practicable at the end of each calendar year or such other period as designated by the Compensation Committee but before any incentive compensation bonuses are paid to the participants under the 2005 Management Plan, the Compensation Committee will certify in writing whether the performance goal(s) were attained and the amount of the incentive compensation bonus payable to each participant based on the attainment of such specified performance goals. The Compensation Committee may determine to grant a participant an incentive compensation bonus equal to, but not in excess of, the amount specified in the such written certification. The Compensation Committee also may reduce or eliminate the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, based on such criteria as the Compensation Committee shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Compensation Committee. Under no circumstances, however, may the Compensation Committee increase the amount of the incentive compensation bonus otherwise payable to a participant beyond the amount originally established, waive the attainment of the performance goals established by the Compensation Committee or otherwise exercise its discretion so as to cause any incentive compensation bonus not to qualify as "performance-based compensation" under Section 162(m). However, the 2005 Management Plan does not limit the authority of the Company to establish any other annual or other incentive compensation plan or to pay cash bonuses or other additional incentive compensation to employees of the Company, including to participants in the 2005 Management Plan, which do not qualify under Section 162(m).

     The maximum incentive compensation bonus payable to any participant in a single calendar year will not exceed $5.0 million. Incentive compensation bonuses paid pursuant to the 2005 Management Plan will be paid in cash.

     The Board of Directors, without the consent of any participant, may amend or terminate the 2005 Management Plan at any time. However, no amendment that would require the consent of the stockholders pursuant to Section 162(m) of the Code shall be effective without such consent.

     A copy of the 2005 Management Plan is set forth in Exhibit B to this proxy statement. The foregoing description is a summary of some, but not all, of the essential provisions of the 2005 Management Plan, and is qualified by reference to the full text of the 2005 Management Plan.

New Plan Benefits

     The following table sets forth the maximum dollar value of the annual bonus awards made in respect of the year 2005 to participants in the 2005 Management Plan, which awards are subject to stockholder approval of the 2005 Management Plan. In light of Mr. Burns's retirement as President and chief executive officer of the Company effective December 30,

2004, and Mr. Cuming's anticipated retirement during 2005, neither is a participant in the 2005 Management Plan.

                              2005 MANAGEMENT PLAN

NAME AND POSITION                                      DOLLAR VALUE($)
-----------------                                      ---------------
Weston M. Hicks.....................................     $  900,000
  President and chief
  executive officer
Robert M. Hart......................................     $  294,896
  Senior Vice President,
  General Counsel and
  Secretary
James P. Slattery...................................     $  259,584
  Senior Vice President --
  Insurance
Peter R. Sismondo...................................     $  114,938
  Vice President, Controller,
  Treasurer and Assistant Secretary
Executive Officers as a group.......................     $1,569,418
Non-executive officer directors as a group..........             --
Non-executive officer employees as a group..........     $  598,298

Stockholder Approval of the 2005 Management Plan

     An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting is required to approve the 2005 Management Plan. Shares which are voted against the approval of the 2005 Management Plan, shares the holders of which abstain from voting for the approval of the 2005 Management Plan, and broker non-votes will not be counted in the total number of shares voted for the approval of the 2005 Management Plan. Abstentions and broker non-votes will be counted as present at the meeting for quorum purposes.

     In the event the 2005 Management Plan is not approved by stockholders of the Company, the awards made thereunder in respect of 2005 to officers of the Company will be rescinded, and the Compensation Committee will consider the establishment of another annual or other incentive compensation plan and the grant of bonuses thereunder as appropriate.

     The Board of Directors recommends a vote "FOR" the approval of the 2005 Management Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote.

                  4. RATIFICATION OF SELECTION OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm, as independent auditors for the Company for the year 2005. A resolution will be submitted to stockholders at the 2005 Annual Meeting for ratification of such selection. Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to select KPMG LLP as the Company's independent registered public accounting firm, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of KPMG LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee may select KPMG LLP notwithstanding the failure of the stockholders to ratify its selection.

     The following table summarizes the fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years 2004 and 2003, and fees billed for other services rendered by KPMG LLP for the years ended December 31, 2004 and 2003:

                                                2004         2003
                                             ----------   ----------
Audit Fees.................................  $4,002,000   $2,157,900
Audit-Related Fees.........................     184,000      282,800
Tax Fees...................................     109,000       36,300
All Other Fees.............................       1,000           --
                                             ----------   ----------
Total......................................  $4,296,000   $2,477,000

     The amounts shown for "Audit Fees" represent the aggregate fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for each of the last two fiscal years, and the reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q, the consents for registration statements and the services provided in connection with statutory and regulatory filings during each of the last two fiscal years. In 2004, "Audit Fees" also include fees for professional services rendered by KPMG LLP in that year for the audits of the effectiveness of internal control over financial reporting and management's assessment of such effectiveness. The amounts shown for "Audit-Related Fees" represent the aggregate fees billed in each of the last two fiscal years by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are not reported under "Audit Fees."

These services include due diligence assistance in connection with acquisitions, consultations on accounting and audit matters, the verification of certain incentive compensation calculations requested by the Board of Directors, and audit work performed on certain of the Company's benefit plans. The amounts shown for "Tax Fees" represent the aggregate fees billed in each of the last two fiscal years by KPMG LLP for tax compliance and review regarding the accounting treatment of various tax matters. The amount shown for "All Other Fees" in 2004 represents the aggregate fees billed in that year by KPMG LLP for access to its electronic database for accounting research.

     Audit and permissible non-audit services to be provided by KPMG LLP to the Company must be pre-approved by the Audit Committee or, between meetings of the Audit Committee, by its Chairman pursuant to authority delegated by the Audit Committee. The Chairman reports all pre-approval decisions made by him at the next meeting of the Audit Committee, and he has undertaken to confer with the Audit Committee to the extent that any engagement for which his pre-approval is sought is expected to generate fees for KPMG LLP in excess of $100,000.

     When considering KPMG LLP's independence, the Audit Committee considered, among other matters, whether KPMG LLP's provision of non-audit services to the Company is compatible with maintaining the independence of KPMG LLP.

     The Board of Directors recommends a vote "FOR" this resolution. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote. The resolution may be adopted by a majority of the votes cast with respect thereto.

     KPMG LLP was Old Alleghany's independent auditors from 1947 and has been the Company's independent auditors since its incorporation in November 1984.

     It is expected that a representative of KPMG LLP will be present at the 2005 Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                 5. ALL OTHER MATTERS THAT MAY COME BEFORE THE

                              2005 ANNUAL MEETING

     As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the 2005 Annual Meeting other than that referred to above. As to other business, if any, that may come before the 2005 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

     The Nominating and Governance Committee will receive at any time and will consider from time to time suggestions from stockholders as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors. Any such stockholder recommendation should be submitted in writing to the Nominating and Governance Committee in care of the Secretary of the Company at the Company's principal executive offices.

     The Board of Directors seeks members with diverse business and professional backgrounds and outstanding integrity, judgment and such other skills and experience as will enhance the Board's ability to best serve the interests of the Company. The Board of Directors has not approved any criteria for nominees for director and believes that establishing such criteria is best left to an evaluation of the needs of the Company at the time that a nomination is to be considered. Similarly, the Nominating and Governance Committee has not identified specific, minimum qualifications for director nominees or any specific qualities or skills that it believes are necessary for one or more of the Company's directors to possess. In view of the infrequency of vacancies on the Board of Directors, the Nominating and Governance Committee does not have an established process for identifying and evaluating nominees for director.

     The Company's By-laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director (other than a person nominated by or at the direction of the Board of Directors), as well as the submission of a proposal (other than a proposal submitted by or at the direction of the Board of Directors), at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable By-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at the Company's principal executive offices. The Company's By-laws also are available on the Company's website at www.alleghany.com.

     In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company's 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company by November 8, 2005 in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2006 Annual Meeting, scheduled for Friday, April 21, 2006.

                             ADDITIONAL INFORMATION

     At any time prior to their being voted, the enclosed proxies are revocable by written notice to the Secretary of the Company or by appearance at the 2005 Annual Meeting and voting in person. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the record date must be present in person or represented by proxy for the transaction of business at the 2005 Annual Meeting.

     Solicitation of proxies will be made by mail, telephone and, to the extent necessary, by telegrams and personal interviews. Expenses in connection with the solicitation of proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to transmit proxy material to the beneficial owners of Common Stock held of record by such persons, at the expense of the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, and for its services the Company expects to pay fees of approximately $9,000 plus expenses.

                                              By order of the Board of Directors

                                                        ROBERT M. HART
                                                Senior Vice President, General
                                                    Counsel and Secretary

March 9, 2005

                                                                       EXHIBIT A

                           2005 DIRECTORS' STOCK PLAN

     1. PURPOSE. The purpose of the Alleghany Corporation 2005 Directors' Stock Plan (the "Plan") is to advance the interests of Alleghany Corporation (the "Company") and its stockholders by attracting and retaining highly qualified individuals to serve as members of the Board of Directors (the "Board") of the Company who are not employees of the Company or any of its subsidiaries, and to encourage them to increase their stock ownership in order to promote long-term stockholder value through ownership of the common stock, $1.00 par value, of the Company ("Common Stock").

     2. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described herein) to construe the Plan, to determine all questions arising thereunder and, subject to the provisions of the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan shall be final and conclusive. The Board may authorize any one or more of their number or any officer of the Company to exercise the Board's power over the day-to-day administration of the Plan, including executing and delivering documents on behalf of the Company.

     3. ANNUAL GRANT OF OPTIONS AND RESTRICTED STOCK. Each year, as of the first business day following the conclusion of the Company's annual meeting of stockholders (the "Annual Meeting"), each individual who was elected, reelected or continues as a member of the Board and who is not an employee of the Company or any subsidiary (a "Non-Employee Director") shall automatically be granted (a) an option to purchase five hundred shares of Common Stock (an "Option"), on the terms and subject to the conditions in Section 4, and (b) two-hundred and fifty shares of Common Stock, subject to the potential forfeiture and restrictions on transfer in Section 5 (the "Restricted Stock").

     4.  OPTIONS.

     (a) Each Option granted under the Plan shall be evidenced by an agreement (an "Option Agreement") which shall entitle the holder to purchase during its term the Common Stock subject to the Option at an exercise price per share equal to the Fair Market Value of Common Stock on the date such Option is granted. The term of any Option shall be determined by the Board, but in no event shall any Option be exercisable more than ten years after the date on which it was granted. The term "Fair Market Value" shall mean the average of the high and the low sales prices of Common Stock on the date the Option is granted, as reported on the New York Stock Exchange Composite Transactions Tape or, if no sales of Common Stock are reported on the New York Stock Exchange Composite Transactions Tape on that date, the average prices on the last preceding date on which sales of Common Stock were reported on the New York Stock Exchange Composite Transactions Tape.

     (b) Each Option shall not be exercisable before the expiration of one year from its date of grant and may be exercised during its term as follows: one-third (33 1/3 percent) of the total number of shares of Common Stock covered by the Option shall become exercisable each year beginning with the first anniversary of the date the Option is granted; provided that if the Non-Employee Director resigns as a director prior to the date of the Company's next succeeding Annual Meeting following the date the Option was granted (the "Next Annual Meeting"), the Option shall terminate simultaneously with his resignation, and if the Non-Employee Director ceases to be a director prior to the Next Annual Meeting for any reason other than resignation prior to the Next Annual Meeting, the Option shall automatically become immediately exercisable in full. If any Non-Employee Director shall cease to be a director for reasons other than death, while holding an Option that has not terminated or expired and has not been fully exercised, such Non-Employee Director, at any time within one year of the date he ceased to be a director but not thereafter (and in no event after the Option has expired), may exercise the Option with respect to any shares of Common Stock as to which he has not exercised the Option on the date he ceased to be a director; and if any Non-Employee Director to whom an Option has been granted shall die holding an Option that has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death but not thereafter (and in no event after the Option has expired), exercise the Option with respect to any shares of Common Stock as to which the Non-Employee Director could have exercised the Option at the time of his death.

     (c) Payment in full of the exercise price for the Common Stock acquired upon exercise of an Option shall be due at the time the Option is exercised, with such payment being made in cash, by tendering shares of Common Stock already owned by the person exercising the Option and having a fair market value equal to the exercise price applicable to the shares of Common Stock being acquired upon exercise of the Option or by any combination thereof in accordance with such procedures as may be established by the Board. In addition, the Board may permit the payment of the exercise price upon exercise of the Option by allowing the Non-Employee Director to direct the Company to withhold that number of shares of Common Stock that would be acquired upon exercise of the Option having a fair market value equal to the exercise price.

     (d) Option Agreements shall be in such form as the Board may from time to time approve, and the provisions governing Options need not be the same with respect to each Non-

Employee Director. Option Agreements shall be subject to the terms and conditions set forth in this Plan and may contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board shall deem desirable. The Board may amend the terms of any Option Agreement, prospectively or retroactively, but no such amendment shall materially and adversely affect any right of any Non-Employee Director without his consent. Except as provided in Section 7, the Board shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price.

     (e) A Non-Employee Director to whom an Option is granted (and any person succeeding to such Non-Employee Director's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Section 7, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     (f) No Option or any right or interest therein shall be assignable or transferable except, in the event of the Non-Employee Director's death, by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may, in its discretion, provide that an Option may be transferable, without consideration, to a Non-Employee Director's immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Board may impose such terms and conditions on such transferability as it may deem appropriate.

     5.  RESTRICTED STOCK.

     (a) Restricted Stock granted under the Plan shall be issued for no consideration but shall be forfeited to the Company (without the payment of any consideration) if the Non-Employee Director resigns from the Board prior to the Next Annual Meeting. In addition, Restricted Stock shall not be sold, assigned, pledged or transferred to any person until the third anniversary of the date the Restricted Stock is granted; provided that the Restricted Stock shall automatically cease to be subject to the foregoing restrictions on sale, assignment, pledge or transfer upon the director's death prior to the Next Annual Meeting or, subsequent to the Next Annual Meeting, upon the date the Non-Employee Director ceases to be a director for any reason.

     (b) The Non-Employee Director to whom Restricted Stock is issued will have the customary rights of a stockholder with respect to such shares of Common Stock, including the right to vote the shares of Common Stock and to receive cash dividends paid thereon. Prior to the date the Restricted Stock ceases to be subject to the restrictions on sale, assignment, pledge or transfer in Section 5(a), dividends paid on such Common Stock in the form of additional shares of Common Stock or as securities or other property shall be subject to the same risk of forfeiture and other restrictions as the underlying shares of Common Stock with respect to which the dividend was paid.

     (c) Any Restricted Stock issued under the Plan may be evidenced in such manner as the Board in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or by the issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Non-Employee Director, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

     (d) In lieu of the issuance of Common Stock as Restricted Stock, the Board may provide for or permit the grant of unfunded, bookkeeping units having a value equal to the value of, and being subject to the same terms and restrictions applicable to, Restricted Stock. At the time of payment, the then-current value of Common Stock times the number of units (as adjusted for any dividends paid on such Common Stock, whether in cash or in the form of additional shares of Common Stock or as securities or other property) will be payable in cash or shares of Common Stock or a combination thereof. Any such bookkeeping units may be established under, and paid pursuant to, a plan that is a supplement to, or that is separate from, this Plan (and may contain other terms, conditions and provisions in addition to, but not inconsistent with, this
Plan), but any Common Stock represented by such bookkeeping units shall be treated for purposes of Section 6 as Restricted Stock issued under this Plan.

     6. AVAILABLE SHARES OF COMMON STOCK. There may be issued under the Plan pursuant to the exercise of Options and granted as Restricted Stock an aggregate of not more than 50,000 shares of Common Stock, subject to adjustment as provided in Section 7.

     7. DILUTION AND OTHER ADJUSTMENTS. In the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of Common Stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of Common Stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the number or kind of shares that may be issued under the Plan as Options and Restricted Stock pursuant to Section 3 and in the aggregate under Section 6 shall be automatically adjusted to give effect to the occurrence of such event, and the number or kind of shares subject to, or the Option price per share under, any outstanding Option shall be automatically adjusted so that the proportionate interest of the Non-Employee Director (and any person succeeding to such Non-Employee Director's rights pursuant to the Plan) shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan. In the event that bookkeeping units have been established in lieu of Restricted Stock, such bookkeeping units shall be subject to adjustment to the same extent as Restricted Stock.

     8. AMENDMENT OR TERMINATION. The Board, without the consent of any Non-Employee Director, may at any time terminate or from time to time amend the Plan in whole or in part, including, without limitation, to increase or decrease the number of shares of Common Stock granted as an Option or as Restricted Stock in
Section 3; provided, however, that no such action shall adversely affect any rights or obligations with respect to any Options or Restricted Stock granted under the Plan; and provided, further, that no amendment, without further approval by the stockholders of the Company in accordance with Section 10 below, shall (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 7), (ii) extend the period during which Options or Restricted Stock may be granted under the Plan, (iii) increase the maximum term for which Options may be exercised under the Plan, (iv) decrease the exercise price at which Options may be granted under the Plan (other than pursuant to Section 7), or (v) modify the requirements for eligibility to participate in the Plan.

     9.  MISCELLANEOUS PROVISIONS.

     (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company's stockholders or to limit the rights of the stockholders to remove any director. Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option or Restricted Stock under the Plan.

     (b) The Company shall have the right to require, prior to the issuance of any shares of Common Stock pursuant to the Plan, the payment of, or provision by, a Non-Employee Director of any taxes required by law to be withheld with respect to the issuance of such shares. The Board shall be authorized to establish procedures for elections by Non-Employee Directors to satisfy such withholding taxes by delivery of, or directing the Company to retain, shares of Common Stock.

     (c) The obligation of the Company to issue shares of Common Stock upon the exercise of Options or as Restricted Stock shall be subject to the satisfaction of all applicable legal and securities exchange requirements, including, without limitation, the provisions of the Securities

Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company shall endeavor to satisfy all such requirements in such a manner as to permit at all times the exercise of all outstanding Options in accordance with their terms, and to permit the issuance and delivery of shares of Common Stock as Restricted Stock.

     (d) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

     (e) Shares of Common Stock issued under the Plan may be original issue shares of Common Stock, treasury stock, shares of Common Stock purchased in the open market or otherwise.

     10. EFFECTIVE DATE; TERM. The Plan shall become effective when approved at a meeting of stockholders by a majority of the voting power of the voting stock (all as defined in the Company's Restated Certificate of Incorporation) present in person or represented by proxy and entitled to vote at such meeting. The Plan shall terminate at the close of business on December 31, 2009, unless sooner terminated by action of the Board. No Option or Restricted Stock may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any Option or Restricted Stock theretofore granted.

     11. LAW GOVERNING. The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of New York, but without regard to the conflict laws of the State of New York except to the extent that such conflict laws require application of the laws of the State of Delaware.

                                                                       EXHIBIT B

                         2005 MANAGEMENT INCENTIVE PLAN

     1. PURPOSE OF THE PLAN. The purpose of the Alleghany Corporation Management Incentive Plan (the "Plan") is to allow Alleghany Corporation (the "Company") to provide performance-based incentive compensation that satisfies the requirements for performance-based compensation in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), consisting of incentive compensation bonuses to its officers, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

     2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the officers to participate in the Plan, to establish performance goals for performance during each Performance Period (as defined in Section 4), to determine the amount of the incentive compensation bonus payable to any Participant (as defined in Section 3), and to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Plan. Any determination by the Committee on any matter relating to the Plan shall be made in its sole discretion and need not be uniform among Participants. The Committee's interpretation of the Plan shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders and any Participant.

     3. ELIGIBILITY. Incentive compensation bonuses under the Plan may be paid to those officers (including officers who are directors) of the Company who shall be selected by the Committee after consideration of management's recommendations ("the Participants"). Participants may receive multiple incentive compensation bonuses during the same year under the Plan.

     4. PERFORMANCE PERIODS. Incentive compensation bonuses may be payable to each Participant as a result of the satisfaction of performance goals in respect of the calendar year or such other period as is selected by the Committee (a "Performance Period").

     5.  INCENTIVE COMPENSATION BONUSES.

     (a) Target Incentive Compensation Bonuses. Prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code, the Committee after consideration of management's recommendations shall establish in writing the target (or range of) incentive compensation bonus opportunity for each Participant based upon the attainment of one or more performance goals established by the Committee at such time. The Committee may provide for a threshold level of performance below which no amount of incentive compensation bonus will be paid and a maximum level of performance above which no additional incentive compensation bonus will be paid, and it may provide for the payment of differing amounts for different levels of performance.

     (b) Performance Goals. Performance goals, which may vary from Participant to Participant and target incentive compensation bonus opportunity to target incentive compensation bonus opportunity, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: revenues, operating income, cash flow, earnings before income taxes, net income, earnings per share, stockholders' equity, return on equity, underwriting profits, compound growth in net loss and loss adjustment expense reserves, loss ratio or combined ratio of the Company's insurance businesses, operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant subsidiary or business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate.

     Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as catastrophe losses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, assets or net assets.

     (c) Incentive Compensation Bonus Determination. As soon as practicable after the end of each Performance Period but before any incentive compensation bonuses are paid, the Committee shall certify in writing (i) whether the performance goal or goals were attained and (ii) the amount of the incentive compensation bonus payable to each Participant based upon the attainment of the performance goals established by the Committee. The Committee may determine to grant a Participant an incentive compensation bonus equal to, but not in excess of, the amount specified in the foregoing certification. The Committee may also reduce or eliminate the amount of any incentive compensation bonus of any Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Committee. Under no circumstance may the Committee increase the amount of the incentive compensation bonus otherwise payable to a Participant beyond the amount originally established, waive the attainment of the performance goals established by Committee or otherwise exercise its discretion so as to cause any incentive compensation bonus not to qualify as performance-based compensation under Section 162(m) of the Code.

     (d) Payment. As soon as practicable following the Committee's determination of the amount of any incentive compensation bonus payable to a Participant, such incentive compensation bonus shall be paid by the Company in cash to such Participant.

     (e) Death, Disability, Etc. In the event a Participant shall die or become disabled prior to the end of a Performance Period, the Participant (or in the event of the Participant's death, the Participant's beneficiary) shall be entitled to receive such pro-rata portion of the incentive compensation bonus established for the Participant as shall be determined by the Committee, subject to Section 7(a). In the event a Participant's employment with the Company is otherwise terminated during the Performance Period, the Committee, in its discretion, shall determine the amount, if any, of the incentive compensation bonus that shall be payable to the Participant.

     (f) Annual Maximum. The incentive compensation bonuses payable to any Participant pursuant to the Plan in a single calendar year shall not exceed $5 million.

     6. DILUTION AND OTHER ADJUSTMENTS. To the extent that a performance goal is based on, or calculated with respect to, the Company's common stock (such as increases in earnings per share or other similar measures), then in the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such performance goal as the Committee may in good faith determine to be equitably required in order to prevent dilution or enlargement of any increase or decrease in the rights of Participants.

     7.  MISCELLANEOUS PROVISIONS.

     (a) Right to Incentive Compensation Bonus. No officer or other person shall have any claim or right to receive any incentive compensation bonus under the Plan prior to the actual payment thereof.

     (b) No Assurance of Employment. Neither the establishment of the Plan nor any action taken thereunder shall be construed as giving any officer or other person any right to be retained in the employ of the Company.

     (c) Withholding Taxes. The Company shall have the right to deduct from all incentive compensation bonuses payable hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments.

     (d) No Transfers or Assignments. No incentive compensation bonus under the Plan nor any rights or interests herein or therein shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party (other than the Company or any subsidiary), except, in the event of the Participant's death, to his designated beneficiary as hereinafter provided.

     (e) Beneficiary. Any payments on account of an incentive compensation bonus payable under the Plan to a deceased Participant shall be paid to such beneficiary as has been designated by the Participant in writing to the Secretary of the Company or in the absence of such designation, according to the Participant's will or the laws of descent and distribution.

     (f) Non-exclusivity of Plan. Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board of Directors of the Company, the Company or any subsidiary to establish any other annual or other incentive compensation bonus plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company, whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

     8. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company, without the consent of any Participant, may at any time terminate or from time to time amend or terminate the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants; provided, however, that no amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code shall be effective without such consent.

     9. LAW GOVERNING. The validity and construction of the Plan shall be governed by the laws of the State of New York, but without regard to the conflict laws of the State of New York except to the extent that such conflict laws require application of the laws of the State of Delaware.

     10. EFFECTIVE DATE. The Plan shall be effective commencing January 1, 2005, subject to approval by the stockholders of the Company in accordance with
Section 162(m) of the Code.

                         [  ]  Mark this box with an X if you have made changes
                               to your name or address information listed above.

ALLEGHANY CORPORATION - ANNUAL MEETING PROXY CARD


1    ELECTION OF DIRECTORS                                                         Use a black pen. Mark with an X inside the  [ X ]
The Board of Directors recommends a vote FOR the listed nominees.                  boxes as shown in this example.

                         FOR       WITHHOLD                                     FOR       WITHHOLD
01 - F.M. Kirby          [  ]      [  ]                03 - Weston M. Hicks     [  ]      [  ]

02 - Rex D. Adams        [  ]      [  ]                03 - Roger Noall         [  ]      [  ]


2    APPROVAL OF 2005 DIRECTORS' STOCK PLAN
The Board of Directors recommends a vote FOR the following proposal.

                                                                 FOR       AGAINST        ABSTAIN
Proposal to approve the 2005 Directors' Stock Plan of            [  ]      [  ]           [  ]
Alleghany Corporation.

3    APPROVAL OF 2005 MANAGEMENT INCENTIVE PLAN
The Board of Directors recommends a vote FOR the following proposal.

                                                                 FOR       AGAINST        ABSTAIN
Proposal to approve the 2005 Management Incentive Plan           [  ]      [  ]           [  ]
of Alleghany Corporation.

4    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors recommends a vote FOR the following proposal.
                                                                 FOR       AGAINST        ABSTAIN
Ratification of KPMG LLP as Alleghany Corporation's              [  ]      [  ]           [  ]
independent registered public accounting firm for the year 2005.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as your name or names appear hereon. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box      Date (mm/dd/yyyy)


                                                                                                                     /    /2005
--------------------------------------------------     --------------------------------------------------      -----------------

                             ALLEGHANY CORPORATION

                   PROXY FOR ANNUAL MEETING ON APRIL 22, 2005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints F.M. Kirby, Weston M. Hicks and Robert M. Hart proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Alleghany Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alleghany Corporation to be held at the Harvard Club of New York City, 35 West 44th Street, New York, New York, on Friday, April 22, 2005 at 10:00 a.m., local time, and any adjournments thereof, as indicated on the proposals described in the Proxy Statement, and all other matters properly coming before the meeting.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE